UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Diversey Holdings, Ltd.

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Diversey

Caring. Protecting. Always.

Diversey Proxy Statement 2022

Diversey’s Environmental, Social
and Governance Framework

Our Environmental, Social and Governance framework is built around three core principles: Protect. Care. Sustain. These are integral to our business and our mission. Through this framework, we develop and deliver innovative, mission-critical products, services and technologies that save lives and protect our environment.

Protect

Enhancing Safety and Well-being

Our infection prevention and personal care products enhanced the safety and well-being of our customers’ employees and visitors.

Our Response to COVID-19

As a leading provider of infection prevention products - from hand and food-contact sanitizers to hard surface disinfectants, our expertise and suite of products were critical in the support of the global efforts to fight the COVID-19 virus.

Customers’ Environmental Goals

We help our customers improve employee safety and reduce waste by extending equipment and product life. We developed a database of reliable conversion factors based on our industry expertise, external studies and customer collaborations to calculate customer savings.

Protecting the Environment

We have a net positive goal as our guiding principle which will drive the reduction of energy, water, waste and greenhouse emissions in our supply chain.

Care

Workforce Diversity

Our goal is to increase the diversity of representation in our workforce. We are starting with increasing the gender diversity in our leadership population and increasing the ethnic diversity in the United States.

Diversity, Equity and Inclusion

We launched regional and global Diversity Equity and Inclusion councils, representing employees from across the Company.

Recruitment and Talent

Our recruitment, talent development and culture fosters workplaces where all employees can thrive and reach their full potential.

Engagement

We measure the engagement of our employees annually in combination with a mid-year pulse check to drive positive change by providing a culture that leads to engaged employees and high performing teams.

Stakeholder Engagement

We partner, collaborate and engage with our diverse stakeholders to drive innovation and deliver positive impact at scale.

Sustain

Commitment to Sustainability

Throughout our history, our commitment to sustainability has not changed. It is deeply embedded in the culture of our Company. It defines who we are and what we stand for.

Supporting Communities

Our “Soap for Hope” program distributed approximately 150,000 bars of soap for hygiene and sanitation, and our “Linens for Life” face mask program distributed approximately 1,000,000 face masks to deprived communities to provide respiratory protection.

Eco-Friendly Initiatives

Our “Coffee Briques” product converts used coffee grounds into fuel for cooking and heating, provides new employment opportunities for those involved and protects the environment by reducing or eliminating materials for landfills and deforestation.

Recognition

Diversey received a Silver Sustainability Rating from EcoVadis, and our Oxivir® product was rated as a Best Infection Prevention Product by Newsweek and the Leapfrog Group.

1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708

March 23, 2022

Dear Diversey Shareholder,

On behalf of the Diversey Holdings, Ltd. Board of Directors, we invite you to our first Annual General Meeting of Shareholders. The meeting will be held on Wednesday, May 4, 2022 at 10 a.m. ET in our offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708. Shareholders can also attend the meeting virtually via webcast at: https://web.lumiagm.com/253675354.

The Company in 2021

2021 was a momentous year for Diversey, in which our position as the leading global pure play provider to the cleaning and hygiene industry for the Institutional and Food and Beverage markets was never more important. It was a year in which we were faced with unprecedented challenges, marked by significant raw material and freight cost increases. We constantly had to adapt in order to mitigate the adverse effects of the market on our business and to avoid business disruption - both for our customers and ourselves, and we are proud of our team’s ability to execute, win new customers and deliver for our shareholders. In addition, and despite these challenges, we remained focused on managing the business for the long term. As the impact of COVID-19 continued to be felt, our customers relied on us to help to provide a safe environment and products for their customers. Our products and services remain an integral part of peoples’ lives, and we are pleased that our customers recognize the effort we put into helping their businesses succeed.

Our commitment to care for and support of underserved communities is exemplified through our Soap for Hope and Linens for Life programs, which have been supporting local communities for many years. In 2021, we continued our Linens for Life Face Mask program to produce face masks from recycled hotel linens. In 2021, our products washed approximately 33 billion pairs of hands and protected approximately 110 million patients - numbers we are rightly proud of.

Our Progress

In March of 2021, we became a public company, the culmination of three years’ during which we transformed our business, strengthened our team, drove price discipline, delivered operational excellence, implemented our growth and enhanced our business through M&A. Consistent with our objectives of undertaking M&A that adds to our top line with attractive targeted multiples, we completed the acquisitions of Sanechem in Poland, Avmor in Canada, Tasman in Australia, Birko in the United States and Shorrock Trichem in the United Kingdom. We are pleased with our progress on integration and the synergies being achieved. We are also investing in our new factory and warehouse in Kentucky, which will add to our global margins.

Throughout our history, our commitment to sustainability has been strong. It is deeply embedded in our culture, it defines who we are and what we stand for, and 2021 was no different. We launched our new environmental, social and governance strategy built around three core principles: Protecting the environment, Caring for society, and Sustaining good governance. These principles have never been more relevant or important. We are dedicated to ambitious goals on climate; the circular economy; diversity, equity, and inclusion; and a net positive concept that will accelerate more innovations for our customers and increased efficiency in our operations. Consistent with these goals, we launched our water treatment business in our Food and Beverage segment, in partnership with Solenis, and extended our partnership to sell SURE, a biodegradable range of disinfectants globally.

We have also continued our efforts to improve diversity, equity and inclusion with the introduction of corporate targets and the launch of diversity, equity and inclusion councils across our global organization. Our goal is to increase the diversity of representation in our workforce, starting with increasing the gender diversity in our leadership population. We also have a goal to increase ethnic diversity in the United States. We will continue to engage with all of our stakeholders and communities as we improve our efforts on diversity, equity and inclusion and other environmental, social and governance initiatives, and to incorporate them into our business strategies and future business objectives.

Our Employees

Despite the external market forces that confronted our business, our teams remained dedicated to tackling each challenge. Our employees from across the world remained highly engaged to minimize the impact on our operations and ensure our customers received the quality products and outstanding service they deserve and have come to expect from Diversey. Our compensation programs are designed to promote a high level of engagement and retention of our key contributors and to reward our teams for the results they were able to deliver during one of the most challenging and unpredictable years in recent memory.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in Diversey.

Sincerely,

/s/ Philip Wieland	/s/ Eric Foss
Philip Wieland, Chief Executive Officer and Director	Eric Foss, Non-Executive Chair of the Board

NOTICE OF 2022 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

Time and Date 10:00 a.m. Eastern Time, on Wednesday, May 4, 2022	Location In Person: 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708 and Via Online Portal: https://web.lumiagm.com/253675354

Proposals	Board of Directors Recommendation
1.To elect by way of an ordinary resolution four Class I directors of the Company	✓FOR the election of each director nominee
2.To provide a non-binding advisory vote by way of an ordinary resolution to approve the Company’s named executive officer compensation	✓FOR
3.To provide a non-binding advisory vote by way of an ordinary resolution on the preferred frequency of future shareholder advisory votes on the compensation of our named executive officers	✓EVERY YEAR
4.To ratify by way of an ordinary resolution the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022	✓FOR

Only holders of record of ordinary shares of the Company at the close of business Eastern Time on March 15, 2022 are entitled to notice of and to vote at the 2022 Annual General Meeting of Shareholders and any adjournment or postponement thereof. We are first mailing this Proxy Statement and proxy card (including voting instructions) and Notice of Internet Availability of Materials on or about March 23, 2022.

It is important that your shares be represented and voted at the meeting. If you are a shareholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope or vote over the telephone or Internet, or by other means as instructed in these materials.

March 23, 2022	On behalf of the Board of Directors, /s/ Michael Chapman Michael Chapman Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR
2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2022

The 2022 Proxy Statement and our 2021 Annual Report/10-K to shareholders are available at our website at https://ir.diversey.com and at https://www.astproxyportal.com/ast/24164.

PROXY STATEMENT SUMMARY	1
CORPORATE GOVERNANCE MATTERS	8
PROPOSAL 1 – ELECTION OF DIRECTORS	8
OUR BOARD OF DIRECTORS	9
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	15
CORPORATE GOVERNANCE MATERIALS AND CODE OF CONDUCT	17
DIRECTOR INDEPENDENCE	18
BOARD LEADERSHIP STRUCTURE	19
COMMITTEES OF THE BOARD	22
ENVIRONMENTAL, SOCIAL AND GOVERNANCE	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30
DIRECTOR COMPENSATION	33
EXECUTIVE OFFICERS	35
EXECUTIVE COMPENSATION MATTERS	37
PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	37
PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	38
PEOPLE RESOURCES COMMITTEE REPORT	38
COMPENSATION DISCUSSION AND ANALYSIS	39
EXECUTIVE SUMMARY	39
OUR COMPENSATION PROCESS	42
OUR COMPENSATION PROGRAM	43
EXECUTIVE COMPENSATION TABLES	53
SUMMARY COMPENSATION TABLE	53
GRANTS OF PLAN-BASED AWARDS - 2021	55
OUTSTANDING EQUITY AWARDS AT YEAR END	55
SHARES VESTED - 2021	56
PENSION BENEFITS	57
EMPLOYMENT AGREEMENTS AND OFFER LETTERS	57
PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	61
EQUITY COMPENSATION PLAN INFORMATION	62
AUDIT MATTERS	63
PROPOSAL 4 – RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022	63
AUDIT COMMITTEE REPORT	65
MEETING INFORMATION	66
ANNEX A – NON-GAAP FINANCIAL MEASURES	73

TABLE OF CONTENTS

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

Mission, Strategy and Values

Our Mission

Is to protect and care for people through leading hygiene, infection prevention and cleaning solutions that deliver innovative products, services and technologies that save lives and protect our environment.

Our Strategy

Is to deliver end-to-end repeatable services of the highest standards to achieve improved operational efficiency and environmental sustainability for our customers.

Our Values

Are to be a trusted partner to our customers in the delivery of hygiene, infection prevention and cleaning solutions that provide peace of mind and help our customers maintain their brand integrity and grow their businesses.

ACCOUNTABLE FOR RESULTS
ALWAYS IMPROVING
CUSTOMER DRIVEN
INCLUSIVE
BIAS FOR ACTION
ACHIEVE FULL MARGIN POTENTIAL
Enhance, reduce and streamline
CASH FOR GROWTH
Create cash growth 4 capital investment
EXCEED CUSTOMER EXPECTATIONS
Innovate, control and deliver excellence
EXPAND F&B
Drive Sector strongholds and cross sell
HIGH PERFORMING TEAM
A diverse group of engaged people
To protect and care for people through leading hygiene, infection prevention and cleaning solutions.
ACCELERATE INSTITUTIONAL
Grow and expand Diversey offering

PROXY STATEMENT SUMMARY

2	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

2021 Performance and Accomplishments

In 2021, our first year as a public company, Diversey Holdings, Ltd. (we, us, our, Diversey or the Company) delivered strong performance in a challenging environment and demonstrated both the resilience of our business model and the commitment and dedication of our 8,700 employees as they reacted and adapted to the sudden and unforeseen challenges brought about by the COVID pandemic (COVID-19).

We delivered financial performance highlighting the momentum of our business

●$410.1 million Adjusted EBITDA* or 2.2% increase over the prior year

●Strong broad-based top line momentum with:

οFood & Beverage 10% increase over prior year

oBase Institutional (excluding Infection Prevention) 14.7% increase over prior year

oInfection Prevention 20% increase versus 2019 pre-pandemic baseline

●Expanded Adjusted EBITDA* margins by 40 basis points over prior year to 15.7%

We promoted innovation and sustainability through investment in research and development (R&D)

●We invested more than $33 million in R&D. Our R&D and engineering team of more than 1,400 specialists continued their drive for continuous innovation so that our product, service and technology portfolio remained cutting edge. In the development of all products and services, we adhere to a green cleaning philosophy, which means the use of cleaning products, equipment and methods that protect the health of building occupants, lower the total cost of cleaning and prevent adverse environmental impacts.

We pursued an acquisition strategy to grow our business and increase our customer offerings

●To support the expansion of our North American business, we are building a manufacturing facility located in northern Kentucky. We expect this facility will help us better serve our customers, strengthen our business and market position and better manage our inventory and supply chain.

●We acquired certain assets of Tasman Chemicals Pty. Limited, an Australian manufacturer of professional hygiene and cleaning solutions, which is expected to improve our ability to deliver the right customer service outcomes and margin profile.

●We acquired certain assets of Avmor Ltd, a Canadian based supplier of specialist hygiene solutions for the Institutional segment. This acquisition strengthens our market presence in Quebec, as well as the rest of Canada, and enhances our service and product offerings for distributors and direct customers.

●We acquired Birko Corporation, a North American manufacturer of food safety chemical solutions for the Food & Beverage segment, and Chad Equipment LLC, a subsidiary of Birko Corporation, which manufactures food safety equipment for the Protein industries. This acquisition strengthens our market presence in the United States and Canada, enhancing our scale, service and product offerings, and creating numerous cross-sell and revenue opportunities as a truly global provider in the food and beverage industries.

We continued to support our diversity, equity and inclusion (DE&I) goals

●We introduced DE&I corporate targets. We have developed our vision and strategic pillars and have launched DE&I councils on global and regional levels to drive efforts to translate our DE&I initiatives into actions. We have also introduced new global maternity and parental paid leave and inclusive recruitment policies to underline our diversity ambitions.

●We continue to engage with our employees, shareholders and communities to better understand how to incorporate DE&I and other Environmental, Social and Governance (ESG) initiatives into our business strategies and future business objectives.

* Adjusted EBITDA is a non-GAAP financial measure. See Annex A to the Proxy Statement.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

We remained focused on employee health and safety throughout COVID-19

●The health and safety of our employees, suppliers and customers continued to be our top priority. Safety measures remained in place at each of our facilities, including: enhanced cleaning procedures, employee temperature checks, personal protective equipment for location-dependent workers, social distancing measures within operating sites, remote work arrangements for non-location dependent employees, visitor access restrictions and limitations on travel, particularly in regions with high transmission of COVID-19.

We supported our customers to overcome the challenge of COVID-19

●As a leading global provider of infection prevention products that range from hand sanitizers to hard surface disinfectants and food-contact sanitizers, we were uniquely positioned to apply our expertise and suite of products to support the global efforts to fight the COVID-19 virus. Around the world, our employees came to work on site to help meet the increased demand for sanitizers and disinfectants and to help customers minimize disruption to their businesses and meet elevated global cleaning standards.

●We offered products that are effective in minimizing the risk of COVID-19 transmission. Several Diversey technologies, including Virex®II and several Oxivir® applications, were included in the U.S. Environmental Protection Agency’s list of antimicrobial products for use against the COVID-19.

●Our COVID-19 Operations Support Program delivered tools and resources to our customers to support key infection prevention protocols, and we supplemented our products with outbreak readiness briefings, which explained the basics of infection control from the healthcare perspective and how these concepts can be applied to non-healthcare facilities. For our hospitality customers, we delivered the International Well Building Institute’s Well Hotel program, which focused on infection prevention to promote guest and staff safety, and our “Diversey Shield” program continued to provide an easy to use means for our customers to indicate their enhanced hygiene measures to increase the confidence of their staff, guests and customers.

PROXY STATEMENT SUMMARY

4	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Board of Directors

Name & Title	Director Since	Age	Independent	Committee Membership
				Audit	People Resources	Nominating & Corporate Governance
Selim Bassoul Chief Executive Officer and President of Six Flags Entertainment Corporation	2021	65	✓	✓	✓
Robert Farkas Operating Partner of Bain Capital Private Equity, LP	2021	44	✓			✓
Juan Figuereo Former Executive Vice President and Chief Financial Officer of Revlon, Inc.	2021	66	✓	Chair		✓
Eric Foss Former Chairman, President and Chief Executive Officer of Aramark Corporation	2021	63	✓		✓	Chair
Kenneth Hanau* Managing Director of Bain Capital Private Equity, LP	2020	56	✓		Chair
Rodney Hochman, M.D.* President and Chief Executive Officer of Providence St. Joseph Health	2021	66	✓	✓		✓
Susan Levine Managing Director of Bain Capital Private Equity, LP	2021	54	✓		✓
Jonathon Penn* Principal of Bain Capital Private Equity, LP	2021	35	✓
Michel Plantevin Senior Advisor of Bain Capital Private Equity	2020	65	✓			✓
Philip Wieland* Chief Executive Officer of Diversey	2021	48
Katherine Zanotti Former Chief Executive Officer of Arbonne International	2022	66	✓	✓	✓

*Nominated for election as a Class I director at the 2022 Annual General Meeting of Shareholders (the 2022 Annual Meeting).

Our Board of Directors (Board) is composed of individuals with expertise in fields relevant to our business, experience from different professions and industries, and a diversity of age, race, ethnicity, gender and global experience. Together, this diverse mix of skills and experience supports our strategy. Among our directors, two are women and one other is a racially or ethnically diverse individual (meaning, an individual who is Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or who identified as two races or more).

Overall Diversity	Gender Diversity	Racial/Ethnic Diversity

■ Non-Diverse ■ Diverse	■ Male ■ Female	■ White ■ Two or more races or ethnicities

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY

Corporate Governance

Our shareholder engagement efforts allow us to better understand and address our shareholders’ priorities, perspectives and concerns on a variety of issues.

Shareholder Engagement

We practice year-round engagement with shareholders.

Representatives of the Company attended and participated in investor events and presentations throughout the year to learn about emerging trends and issues and further engage shareholders.

Leading up to the 2022 Annual Meeting, we invited shareholders comprising 67% of our unaffiliated shareholders to engage with us.

Key shareholder engagement topics: ●Corporate Governance ●Board Composition ●Executive Compensation and Human Capital Matters ●Our response to COVID-19 ●DE&I and ESG initiatives

Key Governance Practices
Independence	Best Practices	Accountability

●Other than the Chief Executive Officer (CEO), independent board of directors

●Independent Chair of the Board with clearly defined responsibilities

●Independent Audit, Nominating and Corporate Governance Committee (NCGC) and People Resources Committee

●Regular executive sessions of the Board and its committees without management present

●Active shareholder engagement

●Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications

●Majority of director compensation delivered in our equity

●Robust charters for each of the Audit Committee, People Resources Committee and NCGC

●Directors elected by majority voting

●Annual self-evaluations of the Board, its committees and individual directors

●Annual evaluation of CEO (including compensation) by independent directors

●Clawback policy (Clawback Policy) that applies to our short- and long-term incentive plans

PROXY STATEMENT SUMMARY

6	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Executive Compensation

Our executive compensation philosophy is to align our executive compensation with the interests of our shareholders by focusing our compensation decisions on financial and strategic objectives that have a significant impact on shareholder value.

What We Do	What We Don’t Do

✓Link executive pay to Company performance through our annual and long-term incentive plans

✓Balance among short- and long-term incentives, cash and equity based compensation and fixed and variable pay

✓Compare executive compensation and Company performance to relevant peer group companies

✓Maintain a compensation Clawback Policy to recapture unearned incentive pay

✓Use multiple types of equity awards to balance risk/reward

✓Maintain overlapping performance periods for long-term incentives

✓Cap short-term incentives at 200% of target

✓Retain an independent compensation consultant

✗Permit hedging or pledging by executives or directors of equity holdings

✗Re-price underwater share options

✗Adopt pay policies or practices that pose material adverse risk to the Company

✗Use an aspirational peer group of significantly larger companies

✗Grant in-the-money share options with an exercise price below the fair market value of a share on the grant date

✗Guarantee a minimum level of vesting for long-term incentives

✗Provide excessive perquisites

The People Resources Committee considers the mix of pay for each named executive officer (NEO), including how much of target pay is cash versus non-cash, fixed versus variable, and short- versus long-term and aligned with the interests of our shareholders.

The following illustrations show the target mix of pay we plan to deliver in 2022 to our CEO (86% at risk) and the average mix for each of our other NEOs (72% at risk).

CEO	NEOs

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	7

PROXY STATEMENT SUMMARY

Proposals and Board Recommendations

Proposals	Recommendation

Proposal 1. To elect by way of an ordinary resolution four Class I directors of the Company

The Board and the NCGC believe that the four director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills and experiences that contribute to a well-functioning Board. As determined by the Board and NCGC, each director nominee has proven leadership ability, has demonstrated good judgment and is a valued participant on the Board.

For more information, see page 8.

✓FOR the election of each director nominee

Proposal 2. To provide a non-binding advisory vote by way of an ordinary resolution to approve the Company’s NEO compensation

The guiding principle of our compensation philosophy is that pay should be linked to both short- and long-term performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

For more information, see page 37.

✓FOR

Proposal 3. To provide a non-binding advisory vote by way of an ordinary resolution on the preferred frequency of future shareholder advisory votes on the compensation of our NEOs

We believe that regular shareholder input regarding the compensation we pay to our NEOs provides important feedback regarding our executive compensation philosophy and practices. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future “say on pay” frequency decisions.

For more information, see page 38.

✓EVERY YEAR

Proposal 4. To ratify by way of an ordinary resolution the appointment of Ernst & Young LLP (Ernst & Young) as the Company’s independent registered public accounting firm for 2022

The Audit Committee approved the appointment of Ernst & Young as our independent registered public accounting firm for 2022. The Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.

For more information, see page 63.

✓FOR

CORPORATE GOVERNANCE MATTERS

8	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Pursuant to the Companies Act (As Revised) of the Cayman Islands and the Company’s Amended and Restated Memorandum and Articles of Association (Articles), the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the CEO and other officers of the Company, by reviewing materials provided to them, by participating in meetings of the Board and its committees and by other roles and activities, including but not limited to those described more fully in the sections below. We currently have 11 members on our Board, 10 of whom are independent under Nasdaq independence standards.

During 2021, the Board held a total of 7 meetings, and the committees held a total of 17 meetings. Each Board and committee meeting also included an executive session. Our non-executive Chair presided over all such executive Board sessions. Each director attended all meetings of the Board during 2021. Committee meeting attendance was well over 75% as there was only one instance where a director was unable to attend his or her committee meeting. Due to COVID-19, the majority of Board and committee meetings were held virtually. Although we do not have a policy requiring all directors to attend annual general meetings of shareholders, we expect all directors to attend such meetings, absent extenuating circumstances pursuant to the Board’s Corporate Governance Guidelines.

You can find more detailed information about our corporate governance policies and practices below. You can also access our corporate governance documents under the “Governance” tab under the “Investor Relations” section of our website as described below. Information contained on our website is not deemed to be incorporated by reference as part of this Proxy Statement.

Proposal 1 – Election of Directors

The Board is divided into three classes. One class is elected each year for a term of three years.

Our Board has nominated the four directors named in this Proxy Statement for election at the 2022 Annual Meeting, each of whom will serve as Class I directors for a three-year term expiring at our annual general meeting of shareholders in 2025. Upon the recommendation of the NCGC and in accordance with an Investor Rights Agreement, by and among the Company and certain investment funds advised by Bain Capital Private Equity L.P. (collectively Bain Capital) and certain co-investors and members of management who hold ordinary shares (Investor Rights Agreement), the Board has nominated each of Mr. Wieland, Mr. Hanau, Dr. Hochman and Mr. Penn to serve for a three-year term expiring in 2025. Each of these four nominees currently is serving on the Board of the Company as of the date of this Proxy Statement.

If elected, each of Mr. Wieland, Mr. Hanau, Dr. Hochman and Mr. Penn will continue in office until his successor has been duly elected and qualified, or until the earliest to occur of his death, disability, resignation, retirement or removal. Each nominee has indicated to the Company that he will serve if elected and has consented to be named in this Proxy Statement. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board upon the recommendation of the NCGC.

Our Board has determined that this year’s election of directors will be considered uncontested. An “uncontested election of directors” means an election of directors in which, at the expiration of the time set for nomination of director candidates pursuant to notice provisions in the Articles, the number of candidates for election does not exceed the number of director slots to be filled by election of the shareholders at the annual general meeting. Other than nominations as submitted and/or accepted by Bain Capital pursuant to the Investor Rights Agreement (as described below), no other nominations for election to our Board have been made by shareholders for action at the 2022 Annual Meeting.

We are asking our shareholders to indicate their support for the election of the directors as disclosed in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, as an Ordinary Resolution, that the election of Philip Wieland, Kenneth Hanau, Rodney Hochman, M.D. and Jonathon Penn as Class I directors of the Company, until the expiration of their term as of the Company’s 2025 Annual General Meeting of Shareholders, be AUTHORIZED, CONFIRMED, AND APPROVED IN ALL RESPECTS.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. WIELAND, HANAU, PENN AND DR. HOCHMAN AS DIRECTORS.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Our Board of Directors

•Board Member since February 2021

•Master of Business Administration from the Kellogg School of Management at Northwestern University

•Bachelor of Business Administration degree from the American University of Beirut

•Class III Director with term expiring 2024

Selim Bassoul, Chief Executive Officer and President of
Six Flags Entertainment Corporation.

Mr. Bassoul served as our Non-Executive Chair from March 2021 to March 2022.

Mr. Bassoul has served as the Chief Executive Officer and President of Six Flags Entertainment Corporation since December 2021. He served as a Chair of their board of directors from February 2020 until November 2021 and continues to serve as director. Mr. Bassoul was the Chief Executive Officer and Chairman of the board of directors at The Middleby Corporation, a commercial and residential cooking and industrial process equipment company, from January 2001 until February 2019 and, since February 2019, Mr. Bassoul has served as a consultant to the board of directors at The Middleby Corporation. From October 2021 to November 2021, Mr. Bassoul also held the role of Director of 1847 Goedeker, Inc., an appliance company.

Mr. Bassoul is a valuable member of our Board because of his experience as a director of the Company and extensive experience in the foodservice industry and in leading growth organizations.

•Board Member since February 2021

•Master of Business Administration from Harvard Business School

•Master of Science in Mechanical Engineering from the University of Michigan-Dearborn

•Bachelor of Science in Mechanical Engineering from the University of Rochester

•Class II Director with term expiring in 2023

Robert Farkas, Operating Partner of Bain Capital Private Equity.

Mr. Farkas is an Operating Partner of Bain Capital Private Equity, L.P. (Bain Capital Private Equity) where he has worked since September 2012. Prior to joining Bain Capital Private Equity, Mr. Farkas served as an Associate Principal with McKinsey & Company, a global management consulting firm from September 2007 to July 2012. Prior to McKinsey, he was a Product Design Engineer for Ford Motor Company from August 1999 to June 2005.

Mr. Farkas is a valuable member of our Board because of his extensive experience in the industrial and healthcare sectors, as a director of the Company, in strategy development, commercial excellence, and operational transformation, as well as his perspective as a representative of our largest shareholder.

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10	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

•Board Member since February 2021 • Bachelor’s degree in Business Administration from Florida International University • Class III Director with term expiring in 2024

Juan R. Figuereo, Former Executive Vice President and
Chief Financial Officer of Revlon, Inc.

Mr. Figuereo has been a Venture Partner in Ocean Azul Partners, an early stage venture capital fund, since January 2018. Mr. Figuereo currently serves as a director at Decker Brands, a footwear, apparel, and accessories company, and also as a director at Western Alliance Bancorp, a company providing banking and related services. In addition, Mr. Figuereo was a director at PVH Corp., a clothing company, from 2011 to 2020. Previously Mr. Figuereo served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a manufacturer and marketer of beauty and personal care products from April 2016 to June 2017. Prior to that, Mr. Figuereo served in numerous executive financial roles and senior management positions at companies across a broad range of industries.

Mr. Figuereo is a valuable member of our Board because of his extensive experience in finance and general management across several industry sectors, as well as his service as a public company director.

•Member of our Board since February 2021 •Non-Executive Chair since March 2022 •Bachelor of Science degree in Marketing from Ball State University •Class III Director with term expiring in 2024

Eric Foss, Former Chairman, President and Chief Executive Officer of
Aramark Corporation.

Mr. Foss served as President and Chief Executive Officer of Aramark Corporation a food service company from May 2012 and as Chairman of its board of directors from February 2015 until his retirement in August 2019. Previously, Mr. Foss served as the Chief Executive Officer of Pepsi Beverages Company and the Chairman and Chief Executive Officer of Pepsi Bottling Group. Mr. Foss has served on the board of directors of Cigna Corporation, a healthcare and insurance company, since 2011.

Mr. Foss is a valuable member of our Board because of his extensive experience and executive roles in the food, beverage and service industries, as well as his experience serving as a public company director.

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•Board Member since November 2020 •Master of Business Administration from Harvard Business School •Bachelor’s degree from Amherst College •Nominee for Class I Director with term expiring in 2025

Kenneth Hanau, Managing Director of Bain Capital Private Equity.

Mr. Hanau has served as a Managing Director of Bain Capital Private Equity since December 2015 and leads Bain Capital Private Equity’s North American Industrial Vertical. Prior to that, Mr. Hanau served as the Managing Partner of the private equity business of 3i, a private equity firm, in North America and held senior positions with Weiss, Peck & Greer, an investment management firm, and Halyard Capital, a private equity firm. He also has served as a Director and Audit Committee Member of Imperial Dade, a distributor of foodservice packaging supplies since June 2019. Mr. Hanau has also served as a Director and Compensation Committee Member of US LBM Holdings, Inc., a building products distributor, since December, 2020. Mr. Hanau also previously worked in investment banking at Morgan Stanley and at K&H Corrugated Case Corporation, a family-owned packaging business. Mr. Hanau has served on the board of directors of Triton International Limited, a container leasing company, since July 2016. Mr. Hanau is a certified public accountant.

Mr. Hanau possesses over 25 years of experience investing in the industrial sector and is a valuable member of our Board because of his extensive experience in global and industrial markets, as a director of the Company and in the private equity industry analyzing, investing in and serving on the boards of directors of companies, as well as his perspective as a representative of our largest shareholder.

•Board Member since September 2021 •Medical degree from Boston University •Bachelor’s degree from Boston University •Nominee for Class I director with term expiring in 2025

Rodney Hochman, M.D., President and Chief Executive Officer of
Providence St. Joseph Health.

Dr. Hochman has been the President and Chief Executive Officer of Providence St. Joseph Health, a not-for-profit health system since 2013. Dr. Hochman was the 2021 chair for the American Hospital Association (AHA), and past chair of the board of trustees for the Catholic Health Association. Dr. Hochman was awarded the 2020 Lifetime Achievement Award by the Puget Sound Business Journal and in 2019, the National Center for Healthcare Leadership honored him as the recipient of the Gail L. Warden Leadership Excellence Award. Dr. Hochman served as a clinical fellow in internal medicine at Harvard Medical School and Dartmouth Medical School. He is a Fellow of the American College of Physicians and a Fellow of the American College of Rheumatology.

Dr. Hochman is a valuable member of our Board because of his extensive experience in healthcare, as well as in executive and leadership roles.

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12	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

•Board Member since February 2021

•Master of Business Administration from Harvard Business School

•Master of Arts in Communications from the Annenberg School at the University of Pennsylvania

•Bachelor of Science degree in International Affairs and Spanish from Georgetown University.

•Class II Director with term expiring in 2023

Susan Levine, Managing Director of Bain Capital Private Equity.

Ms. Levine has served as a Managing Director of Bain Capital Private Equity since January 2018 and has been with Bain Capital Private Equity since June 2006. Previously, Ms. Levine was a consultant with Bain & Company for eight years serving clients in the industrials, financial services and consumer areas. Since December 2019, Ms. Levine has also served as a director of TI Fluid Systems, a manufacturing company. She has also served as a director of Rocket Software, a software development firm since December 2021.

Ms. Levine is a valuable member of our Board because of her extensive experience working with companies in the consumer products and industrial sectors, supporting companies on organizational and talent priorities as the Head of Talent at Bain Capital, her service on the board of directors for a global public industrial company, as well as her perspective as a representative of our largest shareholder.

•Board Member since February 2021

•Master of Business Administration from Harvard Business School

•Bachelor’s degree from the University of Notre Dame

•Nominee for Class I Director with term expiring in 2025

Jonathon Penn, Principal of Bain Capital Private Equity.

Mr. Penn is a Principal of Bain Capital Private Equity, where he has worked since August 2010 and is a Principal in the Industrial & Energy Vertical. Prior to that, Mr. Penn worked in the Mergers and Acquisitions advisory group at The Blackstone Group.

Mr. Penn is a valuable member of our Board because of his experience in the industrial sector as a director of the Company and in the private equity industry analyzing, investing in and serving on the boards of directors of companies, as well as his perspective as a representative of our largest shareholder.

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•Board Member since November 2020

•Master of Business Administration from Harvard Business School

•Master of Science degree in Engineering from the CentraleSupelec

•Class II Director with term expiring in 2023

Michel Plantevin, Senior Advisor of Bain Capital Private Equity.

Mr. Plantevin currently serves as a Senior Advisor of Bain Capital Private Equity.

Mr. Plantevin served as a Managing Director of Bain Capital Private Equity from April 2003 to December 2020. Previously, Mr. Plantevin served as a Managing Director of Goldman Sachs International in London, initially in the Investment Banking division, then in the Merchant Banking division (PIA). Prior to Goldman Sachs, he was a consultant with Bain & Company in London and later headed the Bain & Company Paris Office as a Managing Director.

Mr. Plantevin is a valuable member of our Board because of his extensive experience in industrial products and services, as a director of the Company, in the private equity and investment banking industry analyzing, investing in and serving on the boards of directors of companies, as well as his perspective as a representative of our largest shareholder.

•Board Member since February 2021 •Bachelor’s degree in Mathematics from the University of Leeds in the United Kingdom •Nominee for Class I Director with term expiring in 2025

Philip Wieland, Chief Executive Officer.

Mr. Wieland joined us as interim Chief Executive Officer in January 2020 and became Chief Executive Officer in July 2020. He was our interim Chief Financial Officer from June 2019 to January 2020. Prior to joining the Company, Mr. Wieland served as an operating partner at Bain Capital Private Equity from January 2017 to June 2020, during which time he also served in leadership roles on secondment at Wittur International Holding GmBH, an elevator component manufacturer and Zellis Limited, a payroll software company. Previously, Mr. Wieland served as the United Kingdom Chief Executive Officer of Brakes Group from January 2015 to December 2016 and Group Chief Financial Officer at Brakes Group from October 2011 to April 2016. Prior to that, Mr. Wieland held numerous executive roles within the foodservice and healthcare industries since 1999, including Group Chief Financial Officer of General Healthcare Group and in senior finance positions at BSkyB. Mr. Wieland is a qualified chartered accountant.

Mr. Wieland’s experience as Chief Executive Officer and as a director of the Company and his previous executive roles make him a valuable member of our Board.

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14	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

•Board Member since March 2022

•Master of Business Administration with a concentration in marketing and finance from Xavier University

•Bachelor's degree in economics and studio fine arts from Georgetown University

•Class II Director with term expiring in 2023

Katherine S. Zanotti, Former Chief Executive Officer of Arbonne International.

Ms. Zanotti previously served as Chief Executive Officer of Arbonne International, a skin care company, from 2009 until her retirement in March 2018. Ms. Zanotti also served as Chair of Natural Products Group (the holding company of Arbonne) from 2010 until March 2018. From 2002 to 2006, she served as Senior Vice President of Marketing at McDonald’s Corporation. Prior to joining McDonald’s, Ms. Zanotti was a Vice President at the Procter & Gamble Company where she served in a variety of roles including Vice President and General Manager of the North American pharmaceutical business. Ms. Zanotti currently serves as a director of Cutera, Inc., a developer of cosmetic and aesthetic laser equipment, and as a director of Exact Sciences Corp, a provider of cancer screening and diagnostic tests and on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., Mentor Corporation, Alberto Culver Company and Third Wave Technologies, Inc.

Ms. Zanotti is a valuable member of our Board because of her extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, as well as her business acumen and experience on the boards of directors of numerous companies.

Governance Highlights

The following table summarizes our current Board structure and key elements of our corporate governance practices and framework:

Governance Highlights
Size of Board (set by the Board)	11
Number of Independent Directors	10
Independent Chairperson of the Board	Yes
Board Self-Evaluation	Annually
Review of Independence of Board	Annually
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Majority
Diversity of Board Background, Gender, Experience and Skills	Yes
Greater than 75% Director Attendance at Board Meetings	Yes
Greater than 75% Director Attendance at Committee Meetings	Yes
Board Recommending Annual Advisory Vote of Executive Compensation	Yes
Overboarding, Clawback & Anti-Hedging Policies	Yes

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CORPORATE GOVERNANCE MATTERS

Nominations Process and Director Qualifications

The NCGC is responsible for developing the criteria for, and reviewing periodically with the Board, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. These criteria include members’ independence, as well as consideration of diversity (including with respect to race, ethnicity, gender, geographic origin, sexual identity and gender orientation), age, skills and experience, in the context of the needs of the Board.

The NCGC considers a combination of factors for each nominee, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The areas of expertise represented on our Board of Directors are:
•Public Company	•Business Leader
•Financial Expertise	•Capital Markets
•Healthcare	•Global Operations
•Marketing, Digital and Consumer Insights	• Services

The NCGC may, but is not obligated to, retain a third-party executive search firm to identify and review candidates upon request of the NCGC from time to time.

Once the NCGC has identified a prospective nominee, including prospective nominees recommended by shareholders, it makes an initial determination as to whether to conduct a full evaluation based upon information provided to it in connection with the recommendation for nomination, as well as any other information available to the NCGC. The NCGC may also request that a third-party search firm gather additional information about the prospective nominee’s background and experience and report its findings to the NCGC.

In the case of incumbent directors considered for re-nomination, the Board and the NCGC can consider such nominee’s prior Board experience, attendance and participation at Board meetings throughout such nominee’s tenure on the Board, as well as such candidate’s ability to continue to contribute to the Board and the Company’s needs.

If the NCGC determines, on the basis of its preliminary review, to proceed with further consideration, members of the NCGC, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the NCGC makes a recommendation to the full Board, which then makes the final determination whether to nominate or appoint the new director.

In selecting nominees for director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. The background information on current nominees in this Proxy Statement sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks. In making its recommendations with respect to the nomination for re-election of existing directors, the NCGC assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

Bain Capital Director Nomination Rights

In connection with our initial public offering (IPO), we entered into the Investor Rights Agreement pursuant to which Bain Capital has the right to nominate a certain number of directors to our Board.

The number of directors Bain Capital is entitled to nominate pursuant to the Investor Rights Agreement is determined by a ratio, expressed as a percentage which equals the number of ordinary shares directly or indirectly held by Bain Capital divided by the aggregate number of ordinary shares that were outstanding immediately following the closing of our IPO (such percentage, the Bain Capital Ownership

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16	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Percentage). Based upon the Bain Capital Ownership Percentage, Bain Capital is entitled to appoint either a number of directors equal to a percentage of the total number of directors on our Board (rounded up to the nearest whole number) or a specific number of directors, as shown below:

Bain Capital Ownership Percentage	Number or Percentage of Directors
40% or more	A majority of directors
At least 30% and less than 40%	40% of directors
At least 20% and less than 30%	30% of directors
At least 10% and less than 20%	20% of directors with a minimum of two directors
At least 2% and less than 10%	One director
Less than 2%	Zero directors

Additionally, as long as the Bain Capital Ownership Percentage is at least 30%, Bain Capital has the right to designate the Chair of the Board and the majority of the directors serving on each committee of the Board. As long as Bain Capital has the right to nominate at least one director to the Board, it has the right to designate at least one member serving on each committee of the Board.

As of the date of this Proxy Statement, the Bain Capital Ownership Percentage is greater than forty percent (40%) and, accordingly, Bain Capital has the right to nominate the majority of the Board, a majority of the directors serving on each committee and the Chair of the Board.

The members of the Board who have been nominated by Bain Capital consistent with the Investor Rights Agreement are: (i) Mr. Hanau, Dr. Hochman, and Mr. Penn, all directors in Class I with a term expiring at the 2022 Annual Meeting, and (ii) Mr. Farkas, Ms. Levine and Mr. Plantevin, directors in Class II with a term expiring at the annual general meeting of shareholders in 2023. In addition, and consistent with the Investor Rights Agreement, Bain Capital has nominated Mr. Foss to the position of Chair of the Board. The directors who are current or former employees or advisors of Bain Capital or any affiliate thereof receive no compensation from the Company for their service as a member of the Board. Mr. Wieland receives compensation for his service as our CEO as detailed below under the heading “Executive Compensation” but receives no additional compensation for his services as a member of the Board. Dr. Hochman, Mr. Figuereo, Mr. Bassoul, Ms. Zanotti and Mr. Foss all receive compensation for their services as a director and for their committee service as detailed below under the heading “Director Compensation.”

The nomination and designation rights described above are subject to our compliance with the rules and regulations of Nasdaq and any applicable laws with respect to independent directors serving on our Board or committees thereof.

Shareholder Director Nominations

Other than nominations by Bain Capital described in this Proxy Statement, we have received no shareholder nominations for directors to be submitted to a vote at the 2022 Annual Meeting. A shareholder who wishes to recommend a prospective nominee for the Board for the 2023 annual general meeting of shareholders should notify the Company’s Secretary in writing in accordance with the requirements set forth in the Articles. For more information regarding the nomination of directors by shareholders, please see “Requirements for Submission of Shareholder Proposals for the 2023 Annual General Meeting of the Shareholders.”

Commitment to Board Diversity

The Company, its Board, and each committee of the Board values diversity as a core principle. Accordingly, diversity of personal and professional experiences, opinions, perspectives, and backgrounds, including with respect to race, ethnicity, gender, age, cultural backgrounds, geographic origin, sexual identity, and gender orientation, is a continuing goal for our directors. Our Board currently has 11 members, 3 of whom are diverse, including 2 directors who are women.

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CORPORATE GOVERNANCE MATTERS

The Board is committed to working with recruiters who provide a diverse slate of candidates so as to produce the best candidates and the best Board.

The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by applicable Nasdaq listing rules. We also recognize the value of other diverse attributes that individuals can bring to our Board, including for example, those who are of an ethnic heritage other than the categories shown below.

Board Diversity Matrix
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	2	9	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Corporate Governance Materials and Code of Conduct

Corporate Governance Guidelines adopted by the Board, which state that the Board will determine director independence in accordance with the criteria set forth under Nasdaq Listing Rules, are published on the Company’s website at www.diversey.com, in the “Governance” tab under the “Investor Relations” section and are available in print to any shareholder by downloading from our website. That section of the website also makes available the Company’s other corporate governance materials, including Board committee charters. Those materials are also available in print to any shareholder upon request. Information contained on our website is not deemed to be incorporated by reference as part of this Proxy Statement.

We have adopted additional policies designed to foster compliance, risk mitigation and control. These policies include, but are not limited to, the Company’s Insider Trading Policy, Related Party Transactions Policy, Clawback Policy and Regulation FD Policy.

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18	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Diversey is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders because we believe that both strong corporate governance and an independent board provide the foundation for financial integrity and shareholder confidence.

Key Governance Practices
Having a Board structure which separates the positions of Chair of the Board and CEO	Having a majority voting standard for the election of directors
Engaging in outreach with major shareholders to solicit feedback on governance issues	Establishing a director “overboarding” policy that limits the number of other public company boards that a director may serve on

Adopting a Related Party Transactions Policy that establishes a requirement and process so that all related party transactions shall be subject to review, approval, or ratification in accordance with the procedures established

Constituting a Board with gender and ethnic diversity and comprised of strong and experienced directors with experience particularly relevant to the business of the Company and a Board as to which all non-employee directors meet Nasdaq independence standards

Adopting governance policies including Corporate Governance Guidelines, a Code of Ethics for Senior Financial Officers and an expansive Code of Conduct applicable to all directors, officers and employees

Maintaining a global ethics hotline available 24/7 so anyone can anonymously report concerns or violations and implementing policies and procedures to ensure appropriate response to whistleblower concerns

Adopting robust charters for each of the Audit, People Resources and Nominating and Corporate Governance Committees which mandate regularly scheduled board and committee self-assessments and charter evaluations

Adopting a Clawback Policy that provides for the discretionary recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws

Proxy access rights for our shareholders	Annual self-evaluations of the Board, committees and individual directors
Majority of director compensation paid in equity to promote alignment of director interests with those of shareholders	Annual evaluation of the CEO

Code of Conduct and Code of Ethics for Senior Financial Officers

We have adopted a Code of Conduct for all employees, directors and officers and a Code of Ethics for Senior Financial Officers, specifically focusing on our CEO, Chief Financial Officer, Chief Accounting Officer, Vice President of Tax and Vice President of Treasury. Our Code of Conduct and Code of Ethics for Senior Financial Officers are available on our website at www.diversey.com, in the “Governance” tab under the “Investor Relations” section and are available in print to any shareholder by downloading from our website. These materials are also available in print to any shareholder upon request. The Board or a committee of the Board shall consider any request by a person for a waiver or any amendment to the Code of Ethics for Senior Financial Officers or the Code of Conduct. All such waivers or amendments shall be disclosed promptly as required by law, rule or regulation. In 2021, the Company did not approve any waivers to the Code of Ethics for Senior Financial Officers or the Code of Conduct, and the Company made no public disclosure of any waivers of the Code of Conduct or Code of Ethics for Senior Financial Officers approved by the Company. If the Company amends or waives the Code of Conduct or Code of Ethics for Senior Financial Officers, it will post the amendment or waiver at the same location on its website.

Director Independence

The listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee and compensation committee members also satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. However, we can elect to avail ourselves of the controlled company exemption and are therefore not required to comply with certain of the independence requirements as described below.

Our Board consists of 11 persons. In recommending to the Board that it determine each director is independent, the NCGC considered whether there were any facts or circumstances that might impair a director’s independence, and recognized that several Board members serve as directors or executive officers of other organizations, including organizations with which Diversey has ordinary course commercial

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CORPORATE GOVERNANCE MATTERS

relationships. The Board has affirmatively determined that each of our non-employee directors meets the Nasdaq requirements to be an independent director. In making this determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our ordinary shares, and in the case of (i) Messrs. Farkas, Hanau, Penn and Plantevin and Ms. Levine, their affiliation with Bain Capital Private Equity, (ii) Dr. Hochman, his position as President and Chief Executive Officer of Providence St. Joseph Health, which is a customer of the company and from which we generated revenues of approximately $1.8 million in 2021 and (iii) Selim Bassoul, his position as Chief Executive Officer and President of Six Flags Entertainment Corporation, which is a customer of the Company and from which we generated revenues of approximately $69,600 in 2021. The payments received from Providence St. Joseph Health and Six Flags Entertainment Corporation are for arms-length, ordinary course of business transactions with respect to which Dr. Hochman and Selim Bassoul, respectively, do not have a material interest, and we generally expect transactions of a similar nature to occur during 2022. The Board has concluded that such relationships or transactions do not impair the independence of the directors.

Controlled Company Status

Bain Capital controls a majority of our outstanding ordinary shares and, as a result, we are a “controlled company.” Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that, within one year of the date of the listing of our ordinary shares, our Board be composed of a majority of “independent directors,” as defined under Nasdaq rules, and that each of our People Resources Committee and NCGC be composed entirely of independent directors.

Board Leadership Structure

The Company’s corporate structure is designed to support Board authority and procedures to review and evaluate business operations and to make decisions independent of management. Our goal is to comply with or exceed the requirements of Nasdaq and applicable laws and regulations while aligning the interests of directors, management, and shareholders. This structure covers, among other things, Board composition and member selection, Board committees, corporate governance guidelines, policies and committee charters, Board meetings and involvement of senior management, director compensation, CEO and management performance evaluation and management succession planning. The Board and its committees are committed to monitoring opportunities for improvements on an ongoing basis.

Pursuant to this governance structure, the Company supports independence by separating the roles of CEO and Chair of the Board. Our CEO is responsible for the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to our CEO and senior management and sets the agenda for and presides over our Board meetings. In carrying out his responsibilities, the Chair preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy. Our CEO is not present during the People Resources Committee vote on his compensation and recuses himself from sessions of the Board where the Board acts on the People Resources Committee’s recommendations regarding his compensation. The CEO is also not present during executive sessions of the Board or the Committees.

Chair of the Board Responsibilities

•Serve as principal representative of the Board on key issues

•Represent the Company in interactions with external stakeholders, as appropriate

•Develop agenda for Board meetings, in consultation with the CEO and other directors

•Act as liaison between Board and management

•Facilitate discussion among independent directors

•Advise the CEO on issues of concern for the Board

•Lead the Board in CEO succession planning

•Engage in the director recruitment process

•Preside over Board and shareholder meetings

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20	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Role of the Board in Risk Oversight

The Board has the responsibility to exercise sound business judgment and to act in a manner it reasonably believes to be in the best interests of the Company and its shareholders. In discharging that obligation, among other duties, the Board, whether acting through committees or directly as a full Board, oversees our policies and procedures for assessing and managing risk and is responsible for reviewing the major risks facing the Company and helping develop strategies to address these risks.

Risks relating to the market and economic assumptions that inform the Company’s business plans and growth strategies are specifically addressed in connection with the Board’s review of the Company’s short- and long-term plans. The Board also has the opportunity to address such risks at each Board or committee meeting as applicable in connection with its regular review of significant business and financial developments, which may present material risk to financial performance, infrastructure, operations, reputation, acquisitions and divestitures, plans and prospects.

Significant operational risks that relate to on-going business operations are the subject of immediate reports to either the full Board or the Audit Committee. The Board, acting through the Audit Committee, reviews as appropriate whether these reports cover the significant risks that the Company may then be facing.

Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For more information regarding each committee’s respective areas of responsibility, please see the description of each committee below.

The operational risks periodically reviewed by committees are also reviewed by the entire Board when a committee or the Board determines this is appropriate. The Chair of the Board promotes effective communication and consideration of matters presenting significant risks to the Company through his role in developing the Board’s meeting agendas, advising committee chairs, chairing meetings of the independent directors and facilitating communications between independent directors and the CEO. In addition, each Board member is free to suggest the inclusion of items on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting. Directors have full and free access to officers and employees of the Company, as well as the Company’s outside auditors, legal counsel and other professional advisors.

Communicating Concerns to Directors

The Company has a number of procedures and options in place to support the communication of concerns to directors. For example, Board members may submit agenda items and request information to enhance oversight and review; independent directors meet regularly in executive session and without management present; directors have full access to officers and employees, outside auditors, legal counsel and other professional advisors and authority to retain independent consultants and experts, and directors may engage in outreach with major shareholders to solicit feedback on governance issues.

Shareholder Communications with the Board

Shareholders may communicate with the Company through its transfer agent, American Stock Transfer & Trust Company, LLC (AST), by contacting 800-937-5449 or 718-921-8124, or by email at help@astfinancial.com. Additional information about contacting the Company is available on the Company website (i) under the “Contact Us” tab and (ii) under the “Investor Relations” section on our website, which allows a message to be sent online via the website and also via an email to ir@diversey.com. Concerns relating to accounting, internal controls or auditing matters are brought promptly to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee. The Company provides a 24/7 global ethics hotline available at https://diversey.com/en/code-conduct that allows anyone to anonymously report concerns or violations either verbally or in writing.

Shareholders and other interested parties who wish to communicate with a member or members of our Board, including the Chair of our Board, the Audit Committee, People Resource Committee or NCGC or to the non-management or independent directors as a group, may do so by addressing such communications either by email to ‘legal@diversey.com’ or in writing addressed to Non-Management Directors, c/o Legal Department, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, SC 29708. All emails and correspondence will be forwarded to the Chair of the NCGC, who will communicate with other directors as appropriate.

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CORPORATE GOVERNANCE MATTERS

Shareholder Engagement

We conduct year-round engagement with our shareholders and make ourselves available to meet with shareholders, whether in-person as conditions permit, via conference calls, virtually or at investor conferences. Our shareholder engagement efforts allow us to better understand and address our shareholders’ priorities, perspectives and concerns on a variety of issues, including governance, strategy, performance and ESG and DE&I efforts. We also provide our shareholders means by which they can communicate with our Board and respond to inquiries and consider feedback received from shareholders throughout the course of the year. The Board, its committees and management review corporate governance trends, regulatory developments and the Company’s corporate governance documents, policies, and procedures to determine if any changes should be considered.

As a newly public company, we participated in a number of activities to enhance shareholder engagement. Representatives of the Company attended and participated in investor events and presentations to learn about emerging trends and issues and further engage shareholders, including but not limited to (a) a presentation by the Company’s CEO, Mr. Wieland, and Chief Financial Officer, Mr. Herndon, (b) by attendance at Citi’s 2021 Basic Materials Conference during which Mr. Wieland and Mr. Herndon were available for one on one and small group investor meetings and Citi’s 2021 London Chemicals Conference and (c) by reaching shareholders through three earnings calls. In addition, as part of our 2022 Annual Meeting planning, we invited shareholders comprising 67% of our unaffiliated shareholders to engage with us on topics covering:

•Corporate Governance

•Board Composition

•Executive Compensation and Human Capital Matters

•Our response to COVID-19

•DE&I and ESG initiatives

The Company intends to develop and continue its shareholder engagement activities after the 2022 Annual Meeting. In addition to continuing the types of outreach described above, the Company will review the results of the advisory votes on compensation for NEOs and on the frequency of shareholder votes on NEO compensation and determine what, if any, follow-up actions are appropriate.

Leadership Succession Planning and Human Capital Management

The Board has in place effective requirements for management evaluation and succession planning. The People Resources Committee reviews succession planning matters and makes a report to the Board on succession planning at least once annually. The entire Board works with the People Resources Committee to evaluate potential successors to the CEO and our other officers. The CEO or other officer makes available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Supporting a global and diverse workforce and promoting the engagement, health and connection of our employees is essential to our achieving our mission. The People Resources Committee is actively engaged in the oversight of the Company’s human capital management in the following areas:

•Compensation and similar plans, including benefits programs; •Short-term and long-term incentive plans •Corporate DE&I programs	•Employee health and well-being programs •Annual employee engagement assessment and talent reviews •Policies and people development and benefits programs and plans

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22	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Committees of the Board

The Board

During 2021, the Board had standing Audit, People Resources and Nominating and Corporate Governance Committees. The charter of each committee is available on our website at www.diversey.com, in the “Governance” tab under the “Investor Relations” section of our website.

The table below shows the Board committee membership of each director.

Board Member	Audit Committee	People Resources Committee	Nominating & Corporate Governance Committee
Selim Bassoul Chief Executive Officer and President of Six Flags Entertainment Corporation	✓	✓
Robert Farkas Operating Partner of Bain Capital Private Equity, LP			✓
Juan Figuereo Former Executive Vice President and Chief Financial Officer of Revlon, Inc.	Chair		✓
Eric Foss Former Chairman, President and Chief Executive Officer of Aramark Corporation		✓	Chair
Kenneth Hanau Managing Director of Bain Capital Private Equity, LP		Chair
Rodney Hochman, M.D. President and Chief Executive Officer of Providence St. Joseph Health	✓		✓
Susan Levine Managing Director of Bain Capital Private Equity, LP		✓
Jonathon Penn Principal of Bain Capital Private Equity, LP
Michel Plantevin Senior Advisor of Bain Capital Private Equity			✓
Philip Wieland Chief Executive Officer of Diversey
Katherine S. Zanotti Former Chief Executive Officer of Arbonne International	✓	✓

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CORPORATE GOVERNANCE MATTERS

Board Committees

Audit Committee

Our Audit Committee is composed of Mr. Bassoul, Mr. Figuereo, Ms. Zanotti and Dr. Hochman, with Mr. Figuereo serving as chair of the committee. We comply with the audit committee requirements of the SEC and Nasdaq on audit committee member independence. Our Board has determined that each of Mr. Bassoul, Mr. Figuereo, Ms. Zanotti and Dr. Hochman meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board has determined that Mr. Figuereo is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. During 2021, the Audit Committee met eight times.

Responsibilities of the Audit Committee
Appoint, approve the compensation of, and assess the qualifications, performance and independence of, our independent registered public accounting firm

Pre-approve audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm, and review the conduct and results of the audit

Review and discuss with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures

Review on a quarterly basis all ethics hotline submissions to determine the appropriate response and recommend policy and process changes
Review the adequacy and effectiveness of our internal controls over financial reporting and disclosures

Approve and review the functions of the Company’s internal audit department, and review the scope and performance of the department’s internal audit plan, including the results of any internal audits and any remedial actions

Establish policies and procedures for the receipt and retention of accounting-related complaints and concerns

Recommend, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our annual report on Form 10-K

Monitor our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters and overseeing the Company’s policies, procedures and programs designed to promote and monitor legal and regulatory compliance and sustainability

Prepare the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement
Review all related party transactions for potential conflict of interest situations and approving all appropriate transactions

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24	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

People Resources Committee

Our People Resources Committee is composed of Mr. Bassoul, Mr. Foss, Mr. Hanau, Ms. Levine and Ms. Zanotti, with Mr. Hanau serving as chair of the committee. Each member of our People Resources Committee is independent under Nasdaq independence standards. During 2021, the People Resources Committee met four times.

Responsibilities of the People Resources Committee
Annually review and approve corporate goals and objectives relevant to the compensation of our CEO	Evaluate the performance of our CEO against our corporate goals and objectives and determine and approve the compensation of our CEO
Review and approve the compensation of our other executive officers	Appoint, compensate and oversee the work of any compensation consultant, legal counsel or other advisor retained by the People Resources Committee
Conduct the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the People Resources Committee	Annually review and reassess the adequacy of the committee charter
Review and establish our overall management compensation, as well as compensation philosophy and policy	Oversee and administer our compensation and similar plans, including benefits programs
Review and make recommendations to our Board with respect to director compensation	Review significant human resources policies
Review and monitor corporate DE&I programs

Oversee any advisory votes on executive compensation and the frequency of such advisory votes and review the results of such advisory votes and whether to make any adjustments as a result of such votes

Review and discuss with management and preparing and recommending for approval, the compensation discussion and analysis to be included in our annual proxy statement or annual report on Form 10-K	Prepare the People Resources Committee report to be included in our annual proxy statement

In preparation for our IPO, the People Resources Committee engaged a compensation consultant, Mercer LLC (Mercer), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (MMC), to work with us to evaluate our compensation philosophy and determine whether any philosophy or compensation adjustments were appropriate in our transition to being a publicly traded company. Mercer was then retained by our People Resources Committee throughout the remainder of 2021 to provide general advice and recommendations to our People Resources Committee on management compensation, as well as compensation philosophy and policy. For 2022, our People Resources Committee has retained Mercer to provide advice and recommendations on the Company’s executive compensation programs, including on the following topics:

•2021 year-end compensation decision support;

•Revalidation of peer group and competitive market evaluation for executive compensation;

•Review of annual and long-term incentive plans and pay-for-performance analysis; and

•Compensation discussion and analysis drafting assistance.

Mercer’s fees for executive compensation consulting in 2021 were $324,177.

During 2021, the Company retained Marsh, a wholly-owned subsidiary of MMC, to provide insurance brokerage advice related to Marine and Cargo insurance and Property/All Risk insurance. The Company did not make any direct payments, as Marsh’s fees were compensated directly by the insurance companies through a commission arrangement.

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CORPORATE GOVERNANCE MATTERS

The People Resources Committee has implemented policies and procedures to ensure that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.

In advising the People Resources Committee, it is necessary for the consultant to interact with management to gather information, but the People Resources Committee may exercise its discretion in determining if and when the consultant’s advice and recommendations to the Committee can be shared with management.

People Resources Committee Interlocks and Insider Participation (Compensation Committee Interlocks and Insider Participation)

During 2021, the following directors were members of the People Resources Committee: Mr. Bassoul, Mr. Foss, Mr. Hanau and Ms. Levine. None of our directors currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or People Resources Committee.

Nominating and Corporate Governance Committee

Our NCGC is composed of Mr. Farkas, Mr. Figuereo, Mr. Foss, Dr. Hochman, and Mr. Plantevin, with Mr. Foss serving as chair of the committee. Each member of our NCGC is independent under Nasdaq independence standards. During 2021, the NCGC met five times. The NCGC’s responsibilities include:

Responsibilities of the Nominating and Corporate Governance Committee
Develop the criteria for the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole	Recommend to the Board director nominees for election or reelection at each annual general meeting of shareholders
Recommend to the Board candidates to serve as members and chairpersons of each of the Board’s committees	Review any director resignation letter tendered in accordance with the Articles and evaluate and recommend to the Board whether such resignation should be accepted
Periodically review and make recommendations to the Board regarding the Company’s corporate responsibility and sustainability efforts	Oversee and make recommendations to the Board regarding the Company’s political and charitable contributions

Propose to the Board director candidates to fill vacancies on the Board or on Board committees in the event of a director’s resignation, death or retirement, a change in Board or committee composition requirements, or the expansion of the Board or any committee thereof

Periodically review and, if desirable, recommend to the Board changes in the number, responsibilities and membership of the Board committees

Review the appropriateness of a director’s continued Board and committee membership in light of any change in the director’s employment, relationship with the Company or any other changed circumstance that could affect the director’s independence, qualifications or availability

Annually review and reassess the adequacy of the committee charter
Evaluate and make recommendations to the Board regarding shareholder proposals	Administer annual performance evaluations of the Board and its committees, including a review of this committee by its members, and present the evaluations to the Board

CORPORATE GOVERNANCE MATTERS

26	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Environmental, Social and Governance

The Company operates under a sustainability strategy built around three pillars “Protect. Care. Sustain.” to guide its ESG priorities and actions and to more transparently align its ESG and diversity goals with its brand promise, which is “Protecting and Caring, Always.”

The Company’s 2021 Sustainability Report highlights the Company’s efforts at environmental stewardship, waste and energy reduction, safety, employee and stakeholder engagement, diversity and governance. The 2021 report can be found online under “Sustainability” on our website www.diversey.com. Neither our 2021 report nor our website is a part of the Proxy Statement and neither is incorporated by reference herein.

Our ESG pillars embody goals on climate; the circular economy; diversity, equity, and inclusion; and a net positive concept that will push Diversey towards more innovations for our customers and increased efficiency in our operations.

Protect

Our infection prevention and personal care products enhance the safety and well-being of our customers’ employees and visitors by reducing the risk of infection at our customers’ facilities. As a leading provider of infection prevention products that range from hand and food-contact sanitizers to hard surface disinfectants to health care, foodservice, hospitality and food and beverage manufacturing facilities, our scientific expertise and suite of products were critical in support of the global efforts to fight the COVID-19 virus.

Care

We care through social responsibility. We have implemented our care pillar through the care initiatives sets forth below:

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CORPORATE GOVERNANCE MATTERS

Care Initiatives

Established regional and global DEI councils, representing employees from across the Company’s business units and geographies, which meet to ensure global DEI principles are followed at the regional level. Our Chief Human Resources Officer (CHRO) is the executive sponsor of our global DEI council and its progress is reported to our CEO on a regular basis

Launched a global maternity and paternity leave policy to encourage and support work-life balance and helped to create an atmosphere where our employees thrive professionally without sacrificing essential family commitments

Embedded DEI principles into our recruitment, talent development and Company culture in order to foster workplaces where all employees can thrive and reach their full potential including through such efforts as (i) broadening talent acquisition practices in the United States and Europe to include more diverse candidate slates and partnering with organizations to increase our pipeline of diverse candidates and (ii) making available unconscious bias training for our leaders

Partnered with Gallup, an independent and trusted research-based consulting company, to measure the engagement of our employees, which we believe is the key metric that drives positive change in our Company culture and leads to high performing teams that make Diversey a great employer

Diversity, Equity and Inclusion

Our goal is to increase the diversity of representation in our workforce, starting with increasing the gender diversity in our leadership population and increasing ethnic diversity in the United States. Below is a representation of the gender diversity among our leadership population in each of North America, North Asia, Asia Pacific (APAC), Europe (EU), Latin America (LATAM), Middle East and Africa (MEA).

CORPORATE GOVERNANCE MATTERS

28	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Sustain

We sustain through effective governance. The Company’s commitment to sustainability and safety excellence was implemented and recognized in a number of ways in 2021 and earlier:

•Diversey received a Silver Sustainability Rating from EcoVadis in 2021, given to companies in the top 20% of EcoVadis’ rankings.

•Diversey was named as a Finalist in the category of Best Recycling/Circularity Initiative for the Chemical Week Sustainability Awards 2021 for its “Coffee Briques” product. This product converts used coffee grounds into eco-friendly fuel for cooking and heating and is a cheaper source of fuel, provides new employment opportunities for those who convert the used coffee grounds into Coffee Briques, and helps to protect the environment by reducing or eliminating materials for landfills and deforestation that results from using wood or charcoal as a primary energy source.

•Diversey Vietnam was recognized for Best Country Award (Platinum Level) for Overall CSR Excellence at the 12th and 13th Annual Global CSR Virtual Summit and Awards 2021 held in November 2021. Diversey Vietnam won for its Creating Shared Value (CSV) programs such as Soap For Hope (reprocessing used hotel guests soaps into new soap bars), Linens For Life (repurposing end-of-life but still in good condition hotel linens into newborn linen kits, face masks, tote bags and other items instead of sending materials to landfills when their intended useful life is at an end) and Coffee Briques (converting used coffee grounds into coffee fuel briquettes).

•In November 2021, the American Chamber of Commerce in Thailand (AmCham) recognized Diversey Thailand with the AmCham CSR Excellence Awards (Silver). This was the third consecutive year that Diversey Thailand had been recognized with the AmCham CSR Excellence Awards, which is awarded to member companies for their long-term efforts to support Thailand’s sustainable development.

•The Company distributed approximately 150,000 soap bars for hygiene and sanitation and approximately one million “Linens for Life” face masks to many underserved communities and villages from across 12 countries to provide respiratory protection for those in need.

•The Company was recognized by Newsweek and the Leapfrog Group for its OxivirTM product, which was rated as a Best Infection Prevention Product in 2021 based on the product’s effectiveness, safety (to both patients and healthcare workers), successful real-world implementation and the stability of the Company.

•In November 2020, Diversey was awarded the Asia Corporate Excellence and Sustainability (ACES) Most Caring Company in Asia of the Year by the MORS Group.

Stakeholder Engagement on ESG Matters

The decisions we make as a Company impact a variety of stakeholders around the world, from the employees who develop and manufacture our products to the customers that use our products each day. It is important that we understand their perspectives and take their voices into account. Partnership, collaboration and engagement with our stakeholders are also key to driving innovation and delivering positive impact at scale. Below is a snapshot of some of our largest stakeholder groups, their primary interests and how we engage with them.

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CORPORATE GOVERNANCE MATTERS

Customers
ESG Topics of Interest	How We Engage
•Circular economy •Shared value programs •Greenhouse gas emissions reductions •Health and safety •Materials and packaging •Product safety •Product sustainability	•Quarterly business review meetings •Industry conferences
Employees
ESG Topics of Interest	How We Engage
•Competitive wages and benefits •Shared value programs •Diversity, equity and inclusion •Environmental and social impacts •Health and well-being •Learning and development •Pay equity •Safety

•Engagement survey

•Quarterly feedback sessions with formal annual performance reviews

•Employee representation groups

•Ongoing professional development opportunities

•Global, regional and local townhalls to cascade important company updates and answer questions

Investors
ESG Topics of Interest	How We Engage

•Climate risk

•Corporate governance

•Environmental and social impacts

•Executive compensation

•Greenhouse gas emissions reductions

•Human capital management

•Materials and packaging

•Supply chain management

•Participation in conferences and forums

•Quarterly earnings conference calls

•Regular calls and in-person meetings

•Investor outreach exercise in advance of the 2022 Annual Meeting

•Communicating with investors and the community at large through SEC filings, press releases and content on our website, including updates on ESG generally

Non-Governmental and Community Organizations
ESG Topics of Interest	How We Engage
•Climate and energy •Community engagement and philanthropy •Diversity, equity, and inclusion •Environmental and social impacts •Materials and packaging •Safety •Supply chain management

•Community dialogues

•Interactions through community partnerships, creating shared value programs and volunteerism

•Participation in conferences and forums

•Select topical engagement

•Strategic partnerships and consultation on material issues

Regulators
ESG Topics of Interest	How We Engage
•Data security and privacy •Environmental regulations and compliance •Health and safety •Product safety •Product sustainability	•Trade organizations such as The American Cleaning Institute and A.I.S.E.

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30	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Suppliers
ESG Topics of Interest	How We Engage
•Environmental impacts •Human rights and labor practices •Materials and packaging •Supplier diversity •Supply chain management •Transparency and disclosure	•Annual meetings •Quality audits •Supplier Code of Conduct

Certain Relationships and Related Party Transactions

We have adopted a Related Party Transactions Policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate in determining whether to approve or ratify a related party transaction, whether the transaction is in our best interests and those of our shareholders, as the Audit Committee determines in good faith, including the following:

•Whether the related party transaction was initiated by the Company or the related party	•The availability of other sources of comparable products or services
•Whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party	•The purpose, and the potential benefits to the Company, of the related party transaction
•The approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party	•The related party’s interest in the related party transaction
•Whether the transaction was undertaken in the ordinary course of business of the Company	•Any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction

Our directors are parties to separate indemnification agreements with the Company. For more information regarding the compensation of our directors, please see the section headed “Director Compensation” below.

Investor Rights Agreement

We are party to the Investor Rights Agreement with Bain Capital and certain co-investors and members of management who hold ordinary shares. The following is a summary of certain registration rights and nomination rights under the Investor Rights Agreement, which summary is not intended to be complete. The following discussion is qualified in its entirety by the full text of the Investor Rights Agreement, a copy of which may be found as an exhibit to our 2021 Annual Report.

Registration Rights

Pursuant to the Investor Rights Agreement, Bain Capital is entitled to certain demand registration rights which will enable it to require us to file a registration statement and otherwise assist with certain public offerings of our ordinary shares under the Securities Act. Bain Capital is entitled to certain customary “piggy-back” registration rights in the event that we propose to register securities as part of a public offering. In addition, certain co-investors and members of our management are entitled to certain customary “piggyback” registration rights in the event that Bain Capital or the Company proposes to register securities as part of a public offering. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances.

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CORPORATE GOVERNANCE MATTERS

All costs and expenses associated with any demand registration or “piggy-back” registration will be borne by us other than underwriting discounts, commissions and transfer taxes, if any. We are also required to provide indemnification and contribution for the benefit of selling shareholders in connection with any demand registration or “piggy-back” registration.

Nomination Rights

Under the Investor Rights Agreement, dependent upon its beneficial share ownership, Bain Capital has the right, among other rights, to nominate a minimum number of members of our Board. For more information regarding Bain Capital’s nomination rights, see the section headed “Bain Capital Director Nomination Rights” above.

Management Agreement

Up until our IPO, we were party to a management agreement with Bain Capital Private Equity (Management Agreement), pursuant to which Bain Capital Private Equity provided us with general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis.

Pursuant to the Management Agreement, Bain Capital Private Equity was entitled to receive an aggregate annual fee equal to $7.5 million, plus reimbursement for out-of-pocket expenses incurred by Bain Capital Private Equity or its affiliates in connection with the provision of services pursuant to the Management Agreement. The fee was payable on a quarterly basis in advance. The fee was further subject to adjustment in connection with acquisitions.

The Management Agreement provided that Bain Capital Private Equity was entitled to receive fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross transaction value of any such transaction. In addition, the Management Agreement provided that, upon our IPO, Bain Capital Private Equity was entitled to receive a one-time payment equal to five times the applicable annual management fee. The Management Agreement also provided customary exculpation and indemnification provisions in favor of Bain Capital Private Equity in connection with the services it provided to us.

The Management Agreement terminated pursuant to its terms in connection with our IPO in 2021. At that time, we paid Bain Capital Private Equity a lump sum amount of $17.5 million. The indemnification and exculpation provisions in favor of Bain Capital Private Equity survived such termination.

Tax Receivable Agreement

We are party to a Tax Receivable Agreement (TRA), with Diversey Holdings I (UK) Limited, BCPE Diamond Cayman Holdings Limited as shareholder representative and the shareholders of Constellation (BC) S.á.r.l., including directors and executive officers. The following is a summary of certain material terms of the TRA, which summary is not intended to be complete. The following discussion is qualified in its entirety by the full text of the TRA, a copy of which may be found as an exhibit to the 2021 Annual Report.

Pursuant to the TRA, we are generally required to pay to TRA Recipients 85% of the cash savings, if any, in (x) U.S. federal, state or local income tax, and (y) Dutch income tax, in each case, that we actually realize (or are deemed to realize in certain circumstances) as a result of the Pre-IPO Tax Assets (as defined in the TRA). Under the TRA, generally, we retain the benefit of the remaining 15% of the applicable tax savings. In addition, the TRA provides for interest, at a rate equal to LIBOR plus 300 basis points (subject to change if LIBOR is no longer a widely recognized benchmark rate), accrued from the due date (without extensions) of the IRS Form 1120 (or any successor form) for any U.S. subsidiaries of the Company for the applicable taxable year until the date of payment specified by the TRA.

Had we elected to terminate the TRA immediately after the IPO, we estimate that we would have been required to pay $270.8 million in the aggregate under the TRA. To the extent that we are unable to make payments under the TRA, and such inability is a result of the terms of debt documents, such payments will be deferred and will accrue interest at a rate of LIBOR plus 300 basis points (subject to change if LIBOR is no longer a widely recognized benchmark rate) until paid.

Pre-IPO Loans to Directors and Executive Officers

Our subsidiary, Diamond (BC) B.V., made loans to certain of our directors and executive officers in connection with their investment in shares in an entity incorporated in 2017 for the purpose of pooling the pre-IPO interests of our employees, directors and officers in our then holding company, Constellation (BC) S.á.r.l. The loans were generally equal to the purchase price of the shares and/or the tax liability of the individual making the investment.

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32	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

The aggregate principal amount of the loans issued to our directors and executive officers, and interest rates on such loans, as of the date the loans were issued, are as follows:

Director or Executive Officer	Principal Amount	Annual Interest Rate
Philip Wieland	$2,797,530	2.50%
Eric Foss	$178,394	0.41%
Somer Gundogdu	$380,430(1)	15.00%
Sinéad Kwant	$226,815	8.00%
Gaetano Redaelli	$431,595	4.94%
Rudolf Verheul	$274,200	5.00%

(1)Mr. Gundogdu’s loan amount was denominated in Turkish Lira and was converted to U.S. dollars on February 25, 2021 using the daily exchange rate reported by the Bank of England of U.S. dollar/Turkish Lira on such date.

The loans were to mature upon the earlier of the eighth anniversary of the loan and date of the receipt of proceeds from a disposal of, or distribution in respect of, all of the relevant individual shares in Constellation (BC) Poolco SCA (Poolco).

Prior to the filing with the SEC of the registration statement relating to our IPO, the loans issued to each of our directors and executive officers were repaid in full. Upon such repayment, the loans were cancelled and extinguished in full.

Involvement in Certain Legal Proceedings

Except as shown below, none of our directors or executive officers has been involved in any of the following events during the past ten years:

•any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

•being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities;

•being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

•being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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CORPORATE GOVERNANCE MATTERS

Mr. Figuereo was the Executive Vice President and Chief Financial Officer of NII Holdings, Inc. from 2012 until 2015. On September 15, 2014, NII Holdings, Inc. and eight of its U.S. and Luxembourg-domiciled subsidiaries, including NII Capital Corp. and Nextel International Telecom, S.C.A., along with certain other affiliates of NII Holdings, Inc., filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. NII Holdings, Inc. emerged from the Chapter 11 proceedings on June 26, 2015.

Director Compensation

All of our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors and are additionally entitled to the protection provided by the indemnification provisions in our bylaws and pursuant to separate indemnification agreements.

We do not compensate our non-executive directors who are current or former employees of, or advisors to, Bain Capital Private Equity or its affiliates, and those directors associated with our principal shareholder, Bain Capital. Additionally, as an employee director, Mr. Wieland receives no additional compensation for his Board service.

Our director compensation program is intended to encourage eligible directors to align their interests with that of shareholders by providing for a majority of annual compensation to be paid in the form of equity and offering directors the option of receiving their annual retainers in the form of fully-vested deferred restricted share units or ordinary shares of the Company.

The annual compensation period for our directors who are eligible to receive compensation for their service on our Board begins on March 29 and ends on March 28th of the following year. The compensation arrangements of each of our directors eligible to receive compensation for their service on our Board and Committee Chairs for the period from March 29, 2022 to March 28, 2023 is shown below. Our Board may revise the compensation arrangements for our directors from time to time.

Board Position	Annual Retainer	Annual Equity Incentive
Chair of the Board	$195,000	$200,000
Non-Chair Director	$90,000	$125,000
Audit Committee Chair	$25,000	—
NCGC Chair	$20,000	—
People Resources Committee Chair	$20,000	—

The annual retainer is payable, at the election of the director, in cash or in ordinary shares of the Company or fully-vested deferred restricted share units with a grant-date fair value equal to the annual retainer amount. Annual retainer amounts payable in connection with a director’s service as Audit Committee Chair, NCGC Chair and People Resources Committee Chair are paid in addition to any other compensation earned for such director’s service as Chair of the Board or as a member of the Board. To ensure that a majority of each director’s compensation is paid in the form of equity, in the event that the Chair of the Board is also the Chair of a committee, the annual retainer payable in connection with such committee Chair position is paid, at the election of the Chair, in either ordinary shares of the Company or fully-vested restricted share units with a grant-date fair value equal to the annual retainer amount.

The annual equity incentive is payable in restricted share units with a grant-date fair value equal to the annual equity incentive amount, which vest on the first anniversary of the grant date.

CORPORATE GOVERNANCE MATTERS

34	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

2021 Director Compensation

The following table shows 2021 compensation for our eligible directors who served in 2021. During 2021, Mr. Bassoul, Mr. Figuereo, Mr. Foss and Dr. Hochman were eligible to receive compensation for their service on our Board.

Name	Fees earned or paid in cash ($)(1)	Share awards ($)(5)	Total ($)
Selim Bassoul	$20,712(2)	1,395,000(6)	1,415,712
Juan Figuereo	$13,808(3)	240,000	253,808
Eric Foss	$107,584(4)	125,000	232,584
Rodney Hochman, M.D.	—	123,625	123,625

(1)The directors can choose to receive their board retainer amounts in cash, ordinary shares, or fully vested deferred RSUs. The amounts reported in this column represent the portion of annual retainers each eligible director elected to receive in cash for the period from March 29, 2021 to December 31, 2021, along with any amounts earned under applicable pre-IPO retainer arrangements.

(2)Mr. Bassoul earned a pre-IPO retainer in the amount of $15,000 per month in respect of the period February 15, 2021 to March 28, 2021.

(3)Mr. Figuereo earned a pre-IPO retainer in the amount of $10,000 per month in respect of the period February 15, 2021 to March 28, 2021.

(4)Mr. Foss earned a pre-IPO retainer in the amount of $8,333 per month in respect of the period January 1, 2021 to March 28, 2021.

(5)The amounts reported in these columns reflect the aggregate grant date fair value of share awards, grants of restricted share units and deferred restricted share units (as applicable, RSUs) calculated in accordance with ASC 718 reflecting each eligible director’s annual equity incentive award and annual retainer amounts such director elected to receive in the form of equity awards for the annual director compensation period from March 29, 2021 to March 28, 2022. The amounts reported for the RSUs do not reflect compensation actually received by the director. The actual value that a director may realize from a RSU is contingent on the price of an ordinary share on the date the RSU is settled. Thus, there is no assurance that the value eventually realized by the director will correspond to the amount shown. The aggregate number of share awards outstanding at fiscal year-end for each director for their service as a director was as follows: 92,999 for Mr. Bassoul, 15,999 for Mr. Figuereo, 8,333 for Mr. Foss, and 6,903 for Dr. Hochman.

(6)As Non-Executive Chair of the Board, Mr. Bassoul, received for the first year after our IPO, fully-vested deferred RSUs settled in ordinary shares (Deferred RSUs). In consideration of Mr. Bassoul’s significant contribution to the preparation for and success of our IPO, he also received a one-time grant of RSUs settled in ordinary shares (the IPO Grant), with a grant date fair value of $1,000,000. The IPO Grant will vest in equal 25% instalments on each of the first four anniversaries of our IPO, subject to the terms and conditions set forth in the corresponding grant agreement and the 2021 Plan. Vesting is subject to Mr. Bassoul’s continued service with us in the role of our Non-Executive Chair through the applicable vesting date; provided, that, unless Mr. Bassoul is terminated for “cause” or resigns under circumstances where “cause” exists, vesting will continue following Mr. Bassoul’s termination in accordance with the described schedule.

2022 Director Compensation

Mercer has been retained to prepare a peer group assessment of the Director Compensation program to assist the Company in aligning director compensation for eligible directors consistent with peer group practices.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	35

EXECUTIVE OFFICERS

The following table sets forth the name, age and title of each of our executive officers as of the date of filing this Proxy Statement:

Executive Officer	Age	Title
Philip Wieland	48	Chief Executive Officer and Director
Paul Budsworth	55	President, North America
Somer Gundogdu	52	President, Emerging Markets
Todd Herndon	56	Chief Financial Officer
Sinéad Kwant	49	President, Western Europe
Gaetano Redaelli	60	Chief Strategic Development Officer
Rudolf Verheul	59	Global President, Food & Beverage

Mr. Wieland: For biographical information for Mr. Wieland, see the section headed “Our Board of Directors.”

Mr. Budsworth has served as our President, North America since 2015. During his more than 30 years of service with the Company, Mr. Budsworth has held a series of progressively senior leadership roles in sales, marketing and innovation across a number of regions, including Europe, Middle East and Asia. Prior to his current role, Mr. Budsworth served as Vice President, South East Asia for Sealed Air Corporation from January 2012 and April 2013. His previous roles at Diversey include Global Innovation Leader, General Manager UK/Ireland and VP Food Service and Retail Europe. Mr. Budsworth holds a Bachelor of Science in Mathematics and Management Science from Manchester University in the United Kingdom.

Mr. Gundogdu has most recently served as Diversey’s President, Emerging Markets since September 2020. Prior to that, Mr. Gundogdu served as Diversey’s President of Global Accounts and the Taski® products line from June 2019 and September 2020 and President, Europe, Middle East and Africa from October 2018 and June 2019. Previously, Mr. Gundogdu served as President of Sealed Air Corporation’s and then Diversey’s Middle East and Africa region from April 2015 to September 2018. Mr. Gundogdu spent over 25 years with S.C. Johnson & Son, Inc., Unilever PLC, Sealed Air Corporation and Diversey in a variety of increasingly senior leadership roles in R&D, supply chain, marketing, corporate account management and general management. Mr. Gundogdu holds a Bachelor of Science degree in Chemical Engineering from Boĝazici University in Istanbul, Turkey and a Master of Business Administration from Virginia Tech.

Mr. Herndon joined Diversey as Chief Financial Officer in November 2019. Previously, Mr. Herndon served as Chief Financial Officer for Gardner Denver (now Ingersoll Rand Inc.), a manufacturing company, from November 2015 to February 2019. Prior to that, he served three years as Chief Financial Officer for Capital Safety (now a part of 3M Company) and before that spent 23 years with S.C. Johnson & Son, Inc., S.C. Johnson Commercial Markets, Inc. and Diversey in various financial and general management roles. He holds a bachelor’s degree from Indiana University and a Master of Business Administration from Marquette University.

Ms. Kwant joined Diversey as President, Western Europe in September 2020. Ms. Kwant joined Diversey from Royal Philips N.V., a health technology company, where, until her departure in August 2020, she worked for 13 years in increasingly senior executive roles culminating in her role as Executive Vice President, CEO of Philips’ Health & Wellness Business Group. She holds a Bachelor of Arts degree in International Marketing, German and French from Dublin City University in Ireland and a post graduate diploma in International Business from Tilburg University in The Netherlands.

Mr. Redaelli has served as Chief Strategic Development Officer since September 2020 (and also as Interim President of the Greater China region from September 2020 through December 2020). Since joining the Company in 1988, Mr. Redaelli has held a variety of roles in regional and global sales, marketing, corporate account management, strategic planning and performance management, primarily in the food and beverage market. Prior to his current role, Mr. Redaelli served as the President of the European division and as Global President of the Professional division. Earlier in his career, Mr. Redaelli led global marketing, strategic planning and business operations as the Global Vice President of Food & Beverage from January 2015 to August 2017, and served as managing director for our Italy and United Kingdom & Ireland businesses. Mr. Redaelli holds a Master’s degree in Marketing from Cranfield University in the United Kingdom and a Doctorate in Food Science from Università degli Studi di Milano in Italy.

EXECUTIVE OFFICERS

36	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Mr. Verheul has served as the global President of our Food & Beverage division since October 2018, where he leads the Company’s global food and beverage market sector. Since joining the Company in 1986, Mr. Verheul has held a variety of professional and food and beverage roles in research, development, innovation, portfolio management and marketing. Previously, Mr. Verheul served as our global Vice President of Food & Beverage and Vice President of Food and Beverage, Europe. Mr. Verheul holds a Master’s degree in Physical and Colloid Chemistry from the University of Utrecht in the Netherlands and Master’s degree in Chemical Technology from the University of Amsterdam in the Netherlands.

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EXECUTIVE COMPENSATION MATTERS

Proposal 2 – Advisory Vote on NEO Compensation

Our shareholders have the opportunity to provide an advisory non-binding vote for approval of the compensation of our NEOs as disclosed in this Proxy Statement. In connection with this proposal, the Board encourages shareholders to review in detail the description of the compensation program for our NEOs that is set forth in the section titled “Compensation Discussion and Analysis” below, as well as the information contained in the compensation tables and narrative discussion in this Proxy Statement.

As described in more detail in the Compensation Discussion and Analysis (CD&A), the guiding principle of our compensation philosophy is that pay should be linked to both short- and long-term performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our NEOs’ total direct compensation is contingent upon achieving specific short- and long-term results that are important to our success and growth in shareholder value. We supplement our pay-for-performance program with a number of compensation policies that are aligned with the interests of the Company and its shareholders.

As this is a non-binding, advisory vote, it will not be binding on the Board, the People Resources Committee or the Company. The People Resources Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this Proxy Statement by providing an advisory, non-binding vote “FOR” the following resolution:

“RESOLVED, as an ordinary resolution, on a non-binding advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the annual general meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby AUTHORIZED, APPROVED AND CONFIRMED IN ALL RESPECTS.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
SHAREHOLDERS PROVIDE AN ADVISORY NON-BINDING VOTE “FOR” THIS PROPOSAL.

EXECUTIVE COMPENSATION MATTERS

38	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s NEOs

Separate from, and in addition, to the advisory approval of the Company’s executive compensation program shown in Proposal 2, public companies are required at least once every six calendar years to propose a non-binding, advisory vote on the frequency of future NEO compensation advisory votes. The options for the frequency of such advisory votes are once every year, once every two years or once every three years.

The Company is asking its shareholders to cast a non-binding, advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two or three years, or may abstain.

After careful consideration, the Board believes that the NEO compensation advisory vote should be held annually. Therefore, the Board recommends that shareholders choose an advisory, non-binding vote for a frequency of one year for future NEO compensation advisory votes.

The Board believes that our current compensation program closely links the compensation of our NEOs to our financial performance and aligns the interests of our NEOs with those of our shareholders. The Board believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with input on our NEO compensation philosophy, policies and practices as disclosed in our proxy every year.

The option of one year, two years or three years that receives the majority of votes cast by shareholders will be the frequency for the advisory vote on NEO compensation that will be considered by the Company to have been approved by shareholders. However, because this vote is advisory and not binding on the Board, the People Resources Committee or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on NEO compensation more or less frequently than the option approved by our shareholders. The Board currently intends to consider the shareholders’ selection in deciding on a frequency.

We are asking our shareholders to provide an advisory, non-binding vote on the frequency of future advisory votes to approve executive compensation every year pursuant to the following resolution:

“RESOLVED, as an ordinary resolution, that the shareholders advise, on a non-binding basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years and that the frequency chosen by a majority of votes shall be the frequency AUTHORIZED, APPROVED AND CONFIRMED IN ALL RESPECTS.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
SHAREHOLDERS A VOTE, ON AN ADVISORY BASIS, FOR “1 YEAR” FOR THE FREQUENCY OF ADVISORY
VOTES ON EXECUTIVE COMPENSATION.

People Resources Committee Report (Compensation Committee Report)

The People Resources Committee has reviewed and discussed the following CD&A of the Company with management. Based on their review and discussion, the People Resources Committee recommended to the Board, and the Board has approved, the inclusion of the CD&A in both the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Proxy Statement for the 2022 Annual General Meeting be held May 4, 2022. This report is provided by the following independent directors, who comprise the People Resources Committee:

Kenneth Hanau (Chair)

Selim Bassoul

Eric Foss

Susan Levine

Katherine Zanotti

Dated: March 23, 2022

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	39

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Our NEOs

The table below shows each of our NEOs:

Named Executive Officer	Title
Philip Wieland	Chief Executive Officer and Director
Todd Herndon	Chief Financial Officer
Sinéad Kwant	President, Western Europe
Gaetano Redaelli	Chief Strategic Development Officer
Rudolf Verheul	Global President, Food & Beverage

Executive Summary

Our compensation philosophy is to align our executive compensation with the interests of our shareholders by ensuring our compensation decisions align with financial objectives that have a significant impact on shareholder value. The following various components of our executive compensation program are designed to achieve this:

•“Pay-for-performance,” with a significant portion of total compensation tied to achieving our short- and long-term financial and strategic goals.

•The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience and responsibilities, as well as other relevant considerations, such as rewarding extraordinary performance and leadership qualities.

•Foster entrepreneurship at all levels of the organization with a focus on employee value and retention by making long-term equity-based incentive opportunities a substantial component of our executive compensation.

•Hire, engage and retain talented and experienced executives who are motivated to achieve or exceed our short- and long-term corporate goals and who feel true ownership for our success year over year.

2021 Performance Highlights

Throughout 2021, we demonstrated the resilience of our business model and its ability to react and adapt to the sudden and unforeseen challenges brought about by COVID-19. These external global and regional challenges included substantial raw material, freight and labor shortages, significant raw material, freight and labor inflation, rising and volatile energy costs, and extended COVID-19 related lockdowns.

EXECUTIVE COMPENSATION MATTERS

40	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Financial Performance

•Delivered $410.1 million Adjusted EBITDA or 2.2% increase over the prior year

•Strong broad-based top line momentum with:

○Food & Beverage 10% increase over prior year

○Base Institutional (excluding Infection Prevention) 14.7% increase over prior year

○Infection Prevention 20% increase versus 2019 pre-pandemic baseline

•Expanded Adjusted EBITDA margins up 40 basis points over prior year to 15.7%

•As a leading global provider of hygiene, infection prevention and cleaning solutions, we have entered 2022 with solid momentum on our strategic growth drivers.

We encourage you to review our 2021 Annual Report. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP financial measure, net income (loss) before income tax provision (benefit). Net income (loss) before income tax provision (benefit) was $(149.5) million for the year ended December 31, 2021. Additional information regarding our use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measure can be found on Annex A.

2021 Pay and Performance

After considering the impact on our Adjusted EBITDA of global and regional external factors, such as substantial raw material, freight and labor shortages, significant raw material, freight and labor inflation, rising and volatile energy costs and extended COVID-19 related lockdowns, coupled with the efforts of all employees in the Company to counteract these factors and deliver a market leading product range and service to our customers, the Board determined it was reasonable and appropriate and in the best interests of the Company to exercise discretion to increase the 2021 AIP award payouts. However, no member of our senior leadership team, including our NEOs, received a payout percentage greater than the payout percentage awarded to all other employees in each senior leadership team member’s applicable AIP Company-wide group. The Board believed that this adjustment was important to recognize the significant efforts of all Company employees, including our executive team, during these unprecedented market challenges, and to retain and keep them motivated going into 2022.

Further details are included in the “2021 AIP Performance Metrics” section below. There were no changes to long term-term incentive plan structure, vesting or restrictions.

Compensation Philosophy

Before our IPO in March 2021, we had not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation; rather, we focused on structuring overall compensation packages that served the objectives of aligning the interests of management with those of our primary shareholder, Bain Capital, and ensured a focus on long-term success. To achieve this, the key component of our pre IPO executive compensation program was in the form of incentive equity. As such, each of our NEOs held equity interests granted under our pre-IPO equity-based management incentive plan (MEIP), as described later in this section.

Concurrent with the closing of the IPO, all of the pre-IPO equity interests granted under the MEIP were converted into ordinary shares of the Company or restricted share units with respect to ordinary shares of the Company.

Our post IPO philosophy is to align our executive compensation program with the interests of our shareholders by ensuring our compensation decisions align with financial objectives that have a significant impact on shareholder value. The various components of our executive compensation program are designed to emphasize “pay-for-performance,” with a significant portion of total compensation tied to achieving our short- and long-term financial and strategic goals. Our compensation philosophy is also designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term equity-based incentive opportunities a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience and responsibilities, as well as other relevant considerations, such as rewarding extraordinary performance and leadership qualities.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	41

EXECUTIVE COMPENSATION MATTERS

Another important goal of our executive compensation program is to help us hire, engage and retain talented and experienced executives who are motivated to achieve or exceed our short- and long-term corporate goals and who feel true ownership for our success year over year. Our executive compensation program is designed to reinforce a strong pay-for-performance alignment and serve the following purposes:

•Reward our NEOs for sustained financial and operating performance and strong leadership;

•Align our NEOs’ interests with the interests of our shareholders; and

•Encourage our successful NEOs to remain with us for the long term.

We further seek to ensure that each NEO’s base salary and short-term target annual incentive opportunity are competitive with the market, while maintaining an emphasis on variable pay, in order to appropriately retain and reward our NEOs for their commitment to us and for their achievements on our behalf. We believe that both the design of our executive compensation program and our compensation practices support our compensation philosophy. In preparation for our IPO, the Company engaged Mercer as our compensation consultant to work with us to evaluate our compensation philosophy and determine whether any adjustments were appropriate in our transition to a publicly traded company. Mercer was retained throughout the remainder of 2021 to provide general advice and recommendations to our People Resources Committee on management compensation, as well as our compensation philosophy and policy. In 2022, our People Resources Committee retained Mercer for an additional year to assist with compensation topics, such as policy design and implementation.

In addition to the overall compensation structure, the Company employs the following best pay practices which reflect our compensation philosophy:

What We Do	What We Don’t Do
✓Link executive pay to Company performance through our annual and long-term incentive plans	🗴Permit hedging or pledging by executives or directors of equity holdings
✓Balance among short- and long-term incentives, cash and equity and fixed and variable pay	🗴Re-price underwater share options
✓Compare executive compensation and Company performance to relevant peer group companies	🗴Adopt pay policies or practices that pose material adverse risk to the Company
✓Maintain a compensation Clawback Policy to recapture unearned incentive pay	🗴Use an aspirational peer group of significantly larger companies
✓Use multiple types of equity awards to balance risk/reward	🗴Grant in-the-money share options with an exercise price below the fair market value of an ordinary share on the grant date
✓Maintain overlapping performance periods for long-term incentives	🗴Guarantee a minimum level of vesting for long-term incentives
✓Cap short-term incentives at 200% of target	🗴Provide excessive perquisites
✓Retain an independent compensation consultant

Say on Pay and Shareholder Engagement

The People Resources Committee believes that our executive compensation program is consistent with our pay-for-performance philosophy and aligns the incentives for our executives with value creation for our shareholders. In this Proxy Statement, the Company is giving shareholders an opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this CD&A and related tables. The Company is also asking shareholders to vote on the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain from voting. The Board has determined that an advisory vote on executive compensation every year is the best approach for the Company since it will allow shareholders to provide more frequent feedback to the Company on its pay program. The Company will consider the outcome of the advisory vote in making future pay decisions and will engage with shareholders on an ongoing basis for feedback on our pay and governance plans and decisions. For details see the section headed “Shareholder Engagement.”

EXECUTIVE COMPENSATION MATTERS

42	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Our Compensation Process

Process for Determining Compensation

Our executive compensation program includes base salaries, annual incentives and long-term equity-based incentives. Post-IPO decisions with respect to increasing annual base salaries, setting target opportunities for annual incentives and determining long-term incentive award levels were made by our People Resources Committee and based on the individual’s role within the Company, duties and responsibilities, experience and performance and delivery of results.

Before our IPO, Bain Capital, together with select members of the board of Constellation (BC) S.á.r.l., our parent company, determined the compensation for our NEOs in consultation with, other than with respect to the compensation of our Chief Executive Officer, our CEO and Chief Human Resources Officer (provided that neither our CEO nor our CHRO participated in determining their own compensation). The input of the CEO and CHRO with respect to the assessment of individual performance and retention was a key component of the process. Bain Capital, together with members of the board of Constellation (BC) S.á.r.l., were responsible for determining the compensation of the CEO.

Concurrently with the closing of the IPO, the People Resources Committee was established and became responsible for all determinations with respect to our executive compensation programs and the compensation of our NEOs going forward. The People Resources Committee is composed entirely of independent directors as defined by our Corporate Governance Guidelines and Nasdaq listing standards. To set 2021 pay, we created a peer group of companies which, in combination with general market compensation data, we used to assist with post-IPO pay decisions. To set 2022 compensation, the People Resources Committee is considering compensation provided by a peer group of companies, see the section headed “Compensation Benchmarking” below.

The People Resources Committee determines NEO compensation after consultation with the CEO and CHRO who provide insight and recommendations regarding compensation for all NEOs other than the CEO (provided that neither our CEO nor our CHRO participated in determining their own compensation).

Compensation Consultant

The People Resources Committee has the authority to retain, compensate and disengage an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

Mercer was engaged by the People Resources Committee in 2021 to provide recommendations for determining NEO compensation, including creating a peer group of companies to assist with post-IPO pay decisions in 2021 and to perform a competitive assessment of our executive compensation programs for 2022. In 2022, the People Resources Committee retained Mercer to evaluate the compensation of our CEO, our other NEOs, and our other executives, and to develop and support the implementation of our compensation philosophy and programs as a public company and assist with compensation reporting requirements.

Compensation Benchmarking

In making compensation-related decisions, the People Resources Committee assesses whether compensation is competitive with the market. To make 2021 post-IPO pay decisions and to set executive pay for 2022, the People Resources Committee established a peer group (Peer Group) to benchmark compensation, including base salaries, annual cash incentives and equity-based compensation. This benchmarking data was also used to assess total cash compensation (base salary and annual cash incentives) and total direct compensation (total cash compensation and total equity compensation). The selection criteria used to determine the composition of the Peer Group includes the following:

•Companies competing in the same talent market;

•Companies operating in similar industries, including specialty chemicals, environmental and facilities services, industrial machinery, specialized consumer services and diversified support services; and

•Companies of similar size, measured by revenue and market capitalization

The 14 companies listed below form our 2021-2022 Peer Group and meet all or some of the above criteria. The Peer Group, supplemented by other sources of competitive pay information, was an important input in making post-IPO pay decisions for 2021 and establishing compensation levels and structure for 2022. The Peer Group companies shown below are US-based publicly-traded services or industrial companies ranging in size from $1.9 billion to $6.2 billion in annual revenue, and $1.3 billion to $21.6 billion in market capitalization as of December 31, 2021.

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EXECUTIVE COMPENSATION MATTERS

Peer Group Companies
ABM Industries Incorporated	Pentair plc
Clean Harbors, Inc.	Rollins, Inc.
Covanta Holding Corporation	Stericycle, Inc.
Donaldson Company, Inc.	Terminix Global Holdings, Inc.
Harsco Corporation	Tetra Tech, Inc.
IDEX Corporation	UniFirst Corporation
Nordson Corporation	Xylem Inc.

The table below shows the size of the Peer Group companies, measured by annual revenue and market capitalization, compared to the size of the Company as of December 31, 2021.

Peer Group Comparison
Percentile Rank	Revenue ($ in millions)	Market Capitalization ($ in millions)
75th Percentile	$3,775	$15,346
50th Percentile	$2,599	$6,400
25th Percentile	$2,122	$3,665
Diversey	$2,614	$4,225
Percentile Rank	51%	28%

Risk Assessment

Managing and monitoring compensation risks are important to the People Resources Committee, which regularly reviews our compensation program to determine whether any of our incentive compensation plans, programs and arrangements create potential risks to the Company. Based on its most recent evaluation, the People Resources Committee concluded that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s business strategy. We do not believe that any of our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. Also, the Company’s compensation programs are subject to appropriate risk mitigation factors, provided by our Clawback Policy and our anti-hedging and pledging policies. For more information regarding our Clawback Policy and our anti-hedging and pledging policies, see the section headed “Other Practices” below.

In addition, the Company engaged Mercer to complete a risk assessment of the Company’s compensation programs for 2022 to determine whether our pay policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Our Compensation Program

Our NEO compensation program is made up of three primary elements: base salary, annual cash incentive awards and long-term equity compensation. Annual cash incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance metrics for our annual cash incentive awards are set each year to align with our short-term financial and operational business goals. The performance metrics for our long-term equity compensation are also set each year to align with our long-term financial and operational business goals.

EXECUTIVE COMPENSATION MATTERS

44	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Pay Elements

Pay Element	Objectives	Features
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities

2021: Based on individual’s role, duties, responsibilities, experience, performance and delivery of results

2022: Will also target the median of the peer group with adjustments for individual performance

Annual Incentive Plan (AIP)	Reward short-term financial, operational and individual performance	2021: Cash payments based on meeting Global Free Cash Flow and global and segment or regional Adjusted EBITDA performance goals 2022: Will include results from additional business segments
Long-Term Incentive Plan (LTIP)	Align management interests with those of shareholders, encourage retention and reward long-term Company performance

2021: Pre-IPO: Vested and unvested profits interests

Post-IPO: Vested ordinary shares and unvested restricted share units

2022: Will grant 50% performance share units, 25% restricted share units and 25% share options

The amount of each NEO’s annual cash incentive award for a performance period is intended to reflect the NEO’s relative contribution to the Company in achieving or exceeding our short-term goals. The amount of an NEO’s long-term incentive compensation is intended to reflect the NEO’s expected contribution to the Company in achieving our long-term goals of driving an increase in our overall equity value for our shareholders.

2021 Pay Mix

In 2021, we did not have formal policies or guidelines for allocating compensation between short- and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation; rather, we focused on structuring overall compensation packages that served the goals described under “Compensation Philosophy” above. For the remainder of 2021 following our IPO, our pay mix remained largely unchanged.

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2022 Pay Mix

For 2022, the People Resources Committee will consider the mix of pay for each NEO, including how much of target pay is cash versus non-cash, fixed versus variable and short- versus long-term and aligned with the interests of our shareholders. The following illustrations show the target mix of pay we plan to deliver in 2022 to our CEO (86% at risk) and the average mix for each of our other NEOs (72% at risk).

CEO	NEOs

Base Salaries

We pay each of our NEOs a base salary based on the experience, skills, knowledge and responsibilities required of the individual and considering their working location. We believe base salaries are an important element in our overall compensation program as they provide a fixed element of compensation that reflects each NEO’s job responsibilities and value to us. The People Resources Committee has sole responsibility for determining a recommendation to the Board as to the base salary of our CEO. The People Resources Committee determines recommendations for the other NEOs’ base salaries after consultation with the CEO and the CHRO.

The People Resources Committee reviews our NEO’s base salaries each year and, typically, base salary increases are determined based on the following factors: assumption of new responsibilities, relative importance of the position, individual performance and contributions and competitive marketplace. The base salary adjustments for Messrs. Redaelli and Verheul are based on the market analysis and are intended to more closely align their base salaries with the market. Beginning in 2022 base salaries will be targeted at the median of our 2022 Peer Group based on data provided by our compensation consultant.

The table below shows each NEO’s annual base salary rates for 2020 and 2021 and the percentage change:

Named Executive Officer	2020 Annual Base Salary Rate ($)	2021 Annual Base Salary Rate ($)	% Change
Philip Wieland	900,000	900,000	—
Todd Herndon	600,000	600,000	—
Sinéad Kwant	457,748(1)(3)	458,819(2)	—(4)
Gaetano Redaelli	412,070(3)	416,812(2)	1.0%
Rudolf Verheul	371,247(3)	388,512(2)	4.7%

(1)Ms. Kwant commenced her employment with us in September 2020.

(2)The 2021 base salaries for each of Ms. Kwant and Messrs. Redaelli and Verheul were payable in Euros. The amounts were converted into U.S. dollars using the Bloomberg Euro to US$ FX rate effective December 31, 2021.

(3)The 2020 base salaries for each of Ms. Kwant and Messrs. Redaelli and Verheul were payable in Euros. The amounts set forth were converted into U.S. dollars using the average exchange rate for 2020 as reported by the Federal Reserve Bank of New York.

(4)Ms. Kwant’s annual base salary rate was unchanged between 2020 and 2021. The difference is solely a result of changes in currency exchange rates between 2020 and 2021.

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2021 Annual Incentive Plan

We designed the annual incentive plan for 2021 (2021 AIP) to incentivize our senior executives, including our NEOs, and other eligible employees to achieve our top business, financial and other goals. We re-evaluate the terms of our annual incentive plan each year to ensure that we are always incentivizing our current objectives, which may change from year to year to reflect our primary areas of accountability and drive the right focus. Through our 2021 AIP, we provided short-term cash compensation that is at risk and subject to achievement of designated performance goals.

Each NEO’s 2021 AIP target opportunity was expressed as a percentage of the NEO’s base salary and varied based on the NEO’s position and level of responsibilities, as set forth in the table below. Based on performance achievement, the NEOs could earn between 0% and 200% of their 2021 AIP target opportunities.

Named Executive Officer	2021 Base Salary Level ($)	2021 AIP Target (% of Base Salary)	2021 AIP Payout Range (% of 2021 AIP Target)	2021 AIP Target Award ($)	Actual 2021 AIP Award ($)
Philip Wieland	900,000	100%	0-200%	900,000	387,000
Todd Herndon	600,000	80%	0-200%	480,000	206,400
Sinéad Kwant	458,819	50%	0-200%	229,409	98,646
Gaetano Redaelli	416,812	50%	0-200%	208,406	89,615
Rudolf Verheul	388,512	50%	0-200%	194,256	112,668

2021 AIP Performance Metrics

The performance metrics and weightings that applied to the opportunities for our CEO, Chief Financial Officer and Chief Strategic Development Officer, Messrs. Wieland, Herndon and Redaelli, respectively, under the 2021 AIP are Global Free Cash Flow and Global Adjusted EBITDA, which are the performance metrics and weightings that apply under the global version of the 2021 AIP. Mr. Redaelli participated in the same scheme as our CEO and Chief Financial Officer because of the global nature of his role.

The “Global Free Cash Flow” metric tracks our cash generation and is based on cash flow provided by (used in) our operating activities less capital expenditures (including our dosing and dispensing equipment), and cash proceeds from the securitization program and sale of property and equipment and other assets. The “Adjusted EBITDA” metric tracks our earnings before interest, taxes, depreciation, amortization and other items and is indicative of our operating performance. The People Resources Committee selected Global Free Cash Flow as a metric because it is a useful indicator of the amount of cash the Company has in order to pursue opportunities that enhance shareholder value and Global Adjusted EBITDA as a metric because it aligns with shareholder expectations.

We encourage you to review our 2021 Annual Report. Adjusted EBITDA and Global Free Cash Flow are not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP financial measures, net income (loss) before income tax provision (benefit) and cash provided by (used in) operating activities. Net income (loss) before income tax provision (benefit) and cash provided by (used in) operating activities were $(149.5) million and $(88.7) million for the year ended December 31, 2021, respectively. Additional information regarding our use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measure can be found on Annex A below.

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Why we use Global Free Cash Flow	Why we use Adjusted EBITDA

The “Global Free Cash Flow” metric tracks our cash generation and is based on cash flow from operating activities less capital expenditures (including our dosing and dispensing equipment), and cash proceeds from the securitization program and sale of property and equipment and other assets, underscoring our progress on generating cash from operations, improving our balance sheet and the effective deployment of capital investments.

We consider Adjusted EBITDA to provide the best representation of our financial performance and is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and other interested parties consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA provides the best representation of how we are achieving results and managing our capital, with capital management supporting expansion in our operating margin.

Adjusted EBITDA consists of EBITDA adjusted to eliminate the following: (i) certain non-operating income or expense items, (ii) the impact of certain non-cash and other items that are included in net income and EBITDA that we do not consider indicative of our ongoing operating performance and (iii) certain unusual and non-recurring items impacting results in a particular period.

Our other NEOs, Ms. Kwant and Mr. Verheul, participated in a targeted version of the 2021 AIP. The AIP performance metrics for each of Ms. Kwant and Mr. Verheul had the same Global Free Cash Flow targets as applied for the CEO, Chief Financial Officer and Chief Strategic Development Officer, but their Adjusted EBITDA performance metrics were based on a combination of Global Adjusted EBITDA and Regional Adjusted EBITDA to reflect their regional and global responsibilities either operationally or as NEOs of a global company. Regional Adjusted EBITDA for Western Europe was used for Ms. Kwant, and Adjusted EBITDA for Global Food and Beverage Division was used for Mr. Verheul. The weightings and threshold, target and maximum performance goals for the global version of the AIP and the targeted versions of the AIP are set forth in the following table:

	Global Free Cash Flow (all NEOs)	Global Adjusted EBITDA (Wieland, Herndon and Redaelli)	Western Europe Region Adjusted EBITDA (Kwant)	Food & Beverage Adjusted EBITDA (Verheul)
Weighting	25%	75% (Wieland, Herndon and Redaelli) 25% (Kwant and Verheul)	50%	50%
Threshold	$48,000,000	$410,400,000	$118,980,000	$103,140,000
Target	$74,000,000	$456,100,000	$132,200,000	$114,600,000
Maximum	$100,000,000	$501,700,000	$145,420,000	$126,060,000

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2021 AIP Performance Results and Payouts

Performance results for our 2021 AIP are set forth in the table below:

Performance Results for 2021 AIP
Performance Metric	Weighting	Actual Result ($)	Weighted Percentage of Target (%)
Global Free Cash Flow (all NEOs)	25%	(121,900,000)	0%
Global Adjusted EBITDA	75% (CEO, CFO and Redaelli)	418,100,000	11.7%

European Adjusted EBITDA (Kwant)	50%	113,400,000	4.8%
Food & Beverage Division Adjusted EBITDA (Verheul)	50%	127,900,000	41.9%
Global Adjusted EBITDA (Kwant and Verheul)	25%	418,100,000	11.7%

Based on 2021 performance, the calculated 2021 AIP award percentages for the NEOs are shown in the table below:

Named Executive Officer	Target 2021 AIP Award (% of Base Salary)	Award Payout (as % of Target AIP Award)	Target Award ($)	Calculated Award ($)
Philip Wieland	100%	~ 12.5%	900,000	112,894
Todd Herndon	80%	~ 12.5%	480,000	60,210
Sinéad Kwant	50%	~ 4.2%	229,409	9,635
Gaetano Redaelli	50%	~ 12.5%	208,406	26,142
Rudolf Verheul	50%	~ 34.1%	194,256	66, 241

During 2021, the Company experienced several unprecedented global and regional challenges that could not have reasonably been anticipated or budgeted and which had a significant impact on our Adjusted EBITDA performance. These external global and regional challenges included substantial raw material, freight and labor shortages, significant raw material, freight and labor inflation, rising and volatile energy costs and extended COVID-19 related lockdowns.

Despite these unprecedented, significant and unexpected strains on our business, the Company’s executives and other employees worked together to manage the difficulties to enable the Company to deliver market-leading products and services to our customers. Their quick actions and thoughtful decisions minimized the risks to the business and allowed the Company to achieve significant milestones and perform well in the rapidly changing market. These actions and decisions included containing costs, working around supply chain disruptions and addressing other operational challenges, each of which played a critical role in responding effectively to the unforeseen business disruptions.

Given these external factors were outside the short-term control of the Company and its leadership, the Board felt it was reasonable and appropriate to exercise discretion to increase the overall 2021 AIP award payouts for all employees, including the NEOs. The Board believed that this adjustment was important to recognize the significant efforts of all Company employees, including our executive team, during these unprecedented market challenges and to retain and motivate its employees. To continue to incentivize our employees, the Board decided it was prudent to exercise discretion to increase the overall baseline 2021 AIP award payouts to achieve the payouts as shown in the table below. The percentage adjustments were the same for all employees in a given AIP Company-wide group, including for members of our senior leadership team. Our NEOs did not receive a payout percentage greater than the payout percentage that

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was made to other employees in each NEO’s respective AIP Company-wide group. Also, award payouts remain well below the target opportunities at 43% of target for all of our NEOs except Mr. Verheul whose award was 58% of target given the relative performance of the Food & Beverage Division.

Named Executive Officer	Target 2021 AIP Award ($)	Award (Payout as % of Target 2021 AIP Award)	Total Payout ($)
Philip Wieland	900,000	43%	387,000
Todd Herndon	480,000	43%	206,400
Sinéad Kwant	229,409	43%	98,646
Gaetano Redaelli	208,406	43%	89,615
Rudolf Verheul	194,256	58%	112,668

The 2021 AIP awards payable to our NEOs for 2021 are reported in the Summary Compensation Table below, under the columns “Non-Equity Incentive Plan Compensation” and “Bonus” (in respect of the discretionary award amount).

2022 Annual Incentive Plan

The 2021 performance metrics of Global Free Cash Flow and Adjusted EBITDA have been carried over into our 2022 annual incentive plan for the NEOs. In addition, we have incorporated a revenue generation metric to reflect the importance of our growth ambitions and pricing plans. At the discretion of the Board, each NEO’s payout may be increased or decreased by 20% based on their individual performance, including their individual performance on progressing our engagement, DE&I and ESG priorities.

Long-Term Incentive Plans (LTIP)

Long-term incentive plan awards granted to our NEOs prior to the IPO were approved by Bain Capital and awarded under our equity-based MEIP. Post-IPO awards are granted under the 2021 Omnibus Incentive Plan (2021 Plan) that was adopted by our Board prior to the IPO.

2021 Pre-IPO Equity Compensation Plan (MEIP)

Under our pre-IPO equity-based MEIP, certain employees, directors and officers of the Company, including our NEOs (all such participants, the MEIP Participants) received indirect interests (MEIP Shares) in Constellation (BC) S.á.r.l., in the form of shares of Poolco, an entity incorporated for the purpose of pooling the MEIP Participants’ interests in Constellation (BC) S.á.r.l. The MEIP Shares allowed the MEIP Participants to share in distributions made by Constellation (BC) S.á.r.l., subject to meeting certain financial hurdles tied to Bain Capital’s initial investment in Constellation (BC) S.á.r.l. and to time vesting (generally over a four- or five-year period following the specified vesting commencement date). The specific entitlements allocated to each MEIP Participant were determined in light of the MEIP Participant’s position and level of responsibilities within the group and our owners’ overall management equity compensation philosophy at the time the plan was implemented in June 2018, or if they joined the Company subsequently, their date of joining.

Equity Conversion

Concurrent with the IPO, the MEIP interests of all MEIP Participants, including our NEOs, were converted into ordinary shares in the Company as follows:

•Vested ordinary shares were issued in respect of MEIP Shares that were vested as of our IPO, and

•Restricted ordinary shares were issued in respect of MEIP Shares that were unvested as of our IPO.

The restricted ordinary shares will vest on the same terms and conditions as applied to the MEIP Shares to which they relate, subject to the acceleration provisions described below.

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All of the ordinary shares (whether vested or restricted) issued to all current employees and certain former employees, including the NEOs, in relation to the MEIP Shares are subject to a lock-up restriction. Under the lock-up restriction, legacy MEIP Participants cannot sell ordinary shares (whether or not vested) until the second anniversary of the consummation of the IPO, except under certain circumstances, and the lock-up restrictions that apply to the ordinary shares held by our NEOs are as noted below.

For current employees at the senior leadership team level, including our NEOs, a permissible sale during this two-year period (i) must be pursuant to a transaction in which Bain Capital is selling ordinary shares (Bain Sale) and (ii) cannot result in the legacy MEIP Participant selling shares at a faster rate than Bain Capital. This rate is measured on a pro rata basis and by reference to the number of ordinary shares (whether vested or restricted) held by the MEIP Participant and Bain Capital, respectively, immediately following the IPO.

If, at the time of a Bain Sale, the total number of an MEIP Participant’s vested ordinary shares is less than the maximum number of ordinary shares that the MEIP Participant would be entitled to sell in the Bain Sale, a number of the MEIP Participant’s restricted ordinary shares will accelerate and vest, so that, after vesting, the MEIP Participant holds a number of vested ordinary shares equal to the maximum.

At the time of the IPO in March 2021, our NEOs received the following number of ordinary shares and restricted ordinary shares in respect of their MEIP Shares:

Named Executive Officer	Number of Vested Ordinary Shares	Number of Restricted Ordinary Shares
Philip Wieland	1,050,954	2,627,385
Todd Herndon	749,302	1,498,605
Sinéad Kwant	—	255,711
Gaetano Redaelli	235,237	156,826
Rudolf Verheul	148,362	98,908

2021 Omnibus Incentive Plan

Concurrent with the IPO, the Company implemented the 2021 Plan. The 2021 Plan is administered by our People Resources Committee, and employees, including our NEOs, are eligible to receive awards under the 2021 Plan. The 2021 Plan provides for the grant of share options, share appreciation rights, restricted shares, restricted share units, bonus shares, dividend equivalents, other share-based awards, substitute awards, annual incentive awards and performance awards intended to align the interests of participants with those of our shareholders.

IPO Transaction Grants

In connection with our IPO, we granted an award of RSUs on a one-time basis to certain of our employees, including our NEOs. The RSUs granted to our NEOs will cliff-vest on December 31, 2023, generally subject to the NEO’s continued employment through the applicable vesting date and the terms and conditions of the relevant award agreement. The number of RSUs granted to each of our NEOs is as follows:

IPO Transaction Grants
Named Executive Officer	Number of such RSUs granted
Philip Wieland	66,666
Todd Herndon	66,666
Sinéad Kwant	66,666
Gaetano Redaelli	16,666
Rudolf Verheul	66,666

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2022 Equity Compensation Plan

The People Resources Committee approved an equity compensation plan for 2022 comprised of awards of performance share units (“PSUs”), RSUs and share options. Awarded target equity compensation plan amounts will be paid 50% in the form of PSUs, 25% in the form of RSUs and the remaining 25% in the form of share options. PSUs will have a three-year performance period with cliff vesting at the end of the period, and RSUs and share options will have three-year ratable vesting. The exercise price of each option to purchase ordinary shares must be at least equal to the fair market value of our ordinary shares on the date of grant and have a maximum term of 10 years.

The performance metrics for the PSUs will be Adjusted EBITDA growth (weighted 50%) and relative Total Shareholder Return (TSR) measured against Russell 1000 Index companies (weighted 50%). Adjusted EBITDA growth and relative TSR were both chosen because they align executive interests with shareholder expectations, and additionally, in the case of relative TSR, because it is a common metric among our Peer Group and the broader market. Furthermore, our relative TSR performance metric will always be capped at target if the Company’s TSR is negative, the rationale being that if our Peer Group’s share prices are decreasing, our executives should not receive an award greater than target simply because our share price decreased less than that of the Peer Group.

2022 Equity Compensation Plan Opportunities as a % of Base Salary
Named Executive Officer	Target Equity Compensation Plan Amount as a Percentage of Base Salary
Philip Wieland	500%
Todd Herndon	300%
Sinéad Kwant	175%
Gaetano Redaelli	120%
Rudolf Verheul	175%

Retirement Benefits

We believe that providing retirement and welfare benefits as part of the total compensation package is necessary to attract and retain a highly talented and committed workforce.

For our U.S. employees, including our U.S.-based NEO, Mr. Herndon, we maintain a 401(k) plan, which is a tax-qualified retirement savings plan. The Company makes matching contributions of 100% on the first 6% of an employee’s eligible pay contributions (up to the annual compensation limits); matching contributions are 100% vested once made. At the end of each calendar year, the Company also may make a discretionary profit-sharing contribution, which typically vests based on the employee’s length of continuous employment. There were no discretionary profit sharing contributions for the NEOs or any employee in 2020 or 2021.

For employees outside the US, including for Mr. Verheul, who is a participant in a Dutch-based defined benefit pension plan, we provide retirement benefits that are customary for, or required to be provided within, the relevant jurisdiction.

We do not maintain a non-qualified deferred compensation plan.

Perquisites and Other Compensation

We provide our U.S. employees, including our U.S.-based NEOs, with the following benefits:

•medical, dental and vision insurance;

•health savings and flexible spending accounts;

•paid time off, including vacation, company and personal holidays and sick days;

•life insurance and supplemental life insurance;

•short- and long-term disability insurance; and

•a 401k and profit sharing plan with a company match of 100% on the first 6% contribution.

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For employees outside the United States, we provide benefits that are customary for the relevant jurisdiction, and our non-U.S.-based NEOs are eligible for those benefits on the same basis as our other eligible employees.

We offer limited perquisites, including tax equalization benefits for business-related purposes or in connection with our NEOs who are serving on an international assignment. We also have provided relocation-related assistance to our NEOs as part of their onboarding. In 2021, we provided relocation-related assistance to Mr. Herndon as part of his onboarding.

Severance and Change in Control Arrangements

The Company has entered into employment agreements with Messrs. Herndon and Wieland and Ms. Kwant and offer letters with Messrs. Redaelli and Verheul, the key terms of which are described under “Employment Agreements and Offer Letters” below.

Deductibility of Compensation

We focus on long-term shareholder value when determining all elements of compensation. As a result, tax deductibility is not our only consideration in awarding compensation. Code Section 162(m) generally limits the tax deductibility of compensation paid by public companies to covered employees, such that a public company generally can take a tax deduction for up to $1 million of compensation paid to a covered employee in any calendar year. Although our People Resources Committee will be mindful of the benefits of tax deductibility when determining executive compensation, our People Resources Committee may approve compensation that will not be fully-deductible to ensure competitive levels of total compensation for our executive officers and will retain flexibility to design compensation programs that are in the long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of factors considered.

Code Section 280G

With respect to certain payments made or benefits provided to executives in connection with a change in control of a corporation that constitute “parachute payments” (as defined in Code Section 280G), Code Section 280G disallows a tax deduction for the payor with respect to, and Code Section 4999 imposes a 20% excise tax on the individual receiving, any such “parachute payments” that constitute “excess parachute payments” (as defined in Code Section 280G). Generally, such payments and benefits are in the nature of compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments and accelerated vesting and payouts in respect of awards under long-term incentive plans, including equity-based compensation. None of our NEOs is entitled to any gross-up with respect to any excise taxes that may be imposed under Code Section 4999. However, as noted below in the section titled “Employment Agreements and Offer Letters,” Mr. Herndon’s employment agreement includes a “best-net” cutback, which provides that, in the event any payments or benefits constitute “parachute payments” within the meaning of Code Section 280G, then the payments or benefits will either be (i) provided to him in full or (ii) reduced as necessary to avoid the Code Section 4999 excise tax, whichever results in a greater amount after taxes.

Other Practices

Hedging and Pledging and Other Prohibited Transactions

Our insider trading policy (Insider Trading Policy) governs trading by our insiders, including Board members, officers, employees, contractors and consultants who have access to material non-public information. The Insider Trading Policy requires pre-clearance of transactions involving Company securities by certain insiders and prohibits insiders from trading (or tipping others to trade) in Company securities on the basis of material, non-public information, in each case other than Bain Capital Private Equity and any of its affiliated investment funds. Our Insider Trading Policy also prohibits all employees from engaging in hedging or short sale transactions involving Company securities and transactions in put or call options or other derivative securities on any exchange or other organized market, such as prepaid variable forwards, equity swaps, collars and exchange funds. Our employees are also prohibited from holding Company securities in margin accounts or pledging Company shares as collateral for a loan. In addition, our employees are discouraged from placing standing or limit orders of Company securities.

Clawback Policy

Our Clawback Policy relates to any bonus, equity-based or other incentive-based compensation awarded or granted to the Company’s current and former executive officers, including the NEOs, to mitigate compensation risk. The Clawback Policy applies to the Company’s “executive officers,” and all other members of the Company’s senior leadership team (Covered Executives). In the event the Company

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is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Board will assess whether the Company should seek to recover any excess “Incentive Compensation” received by any Covered Executives during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. In making this determination, the Board will look at factors as it deems appropriate, including whether such Covered Executive engaged in fraud or intentional misconduct which contributed to the need for such restatement.

Executive Compensation Tables

Summary Compensation Table

The following table contains information concerning the annual compensation for our NEOs during 2021 and 2020.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings $(6)	All Other Compensation $(7)	Total $
Philip Wieland	2021	900,000	—	1,000,000	387,000	—	14,518	2,301,518
Chief Executive Officer and Director	2020	900,000	—	81,144,185(3)	1,120,046	—	6,519	83,170,750
Todd Herndon	2021	600,000	—	1,000,000	206,400	—	113,932	1,920,332
Chief Financial Officer	2020	600,000	—		709,736	—	17,100	1,324,445
Sinéad Kwant	2021	458,819	—	1,000,000	98,646	—	36,510	1,593,975
President, Western Europe	2020	—	—	—	—	—	—	—
Gaetano Redaelli	2021	416,812	—	250,000	89,615	—	67,226	823,653
Chief Strategic Development Officer	2020	375,529	—	—	177,190	—	516,116	1,053,885
Rudolf Verheul	2021	388,512	—	1,000,000	112,668	—	30,244	1,531,424
Global President, Food & Beverage Division	2020	371,247	—	—	362,923	232,952	33,185	1,000,307

(1)The amounts in this column represent the actual base salaries earned by our NEOs for 2020 and 2021. Mr. Verheul’s base salary rate increased from €331,180 EUR to €339,121 effective April 1, 2021. The amounts set forth in the table above were converted into U.S. dollars using the Bloomberg Euro to US$ FX rate effective December 31, 2021. The base salary rates for our other NEOs did not change in 2021.

(2)Annual cash “bonus” incentive awards are reported under “Non-Equity Incentive Plan Compensation.”

(3) On July 16, 2020, Mr. Wieland received an award of 1,966,655 MEIP Shares. The grant date fair value of Mr. Wieland’s MEIP Share award was equal to the product of (A) 1,966,655 and (B) $41.26, which was the value per MEIP Share established by an independent third party valuation conducted as of December 31, 2020.

(4)Effective March 29, 2021, our NEOs received a one-time grant of restricted ordinary share units which vest on December 31, 2023. The value of these grants was: $1,000,000 for each of Mr. Wieland, Mr. Herndon, Ms. Kwant and Mr. Verheul, and $250,000 for Mr. Redaelli.

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(5)The amounts in this column represent the annual cash incentive awards payable to our NEOs for each of 2020 and 2021. For 2020 and for Mr. Wieland only, the amount in this column also includes an additional standalone cash incentive opportunity for 2020 pursuant to his employment agreement, which provided for payment of an additional cash bonus (subject to the Company’s meeting certain performance targets) in an amount equal to the excess (if any) of (i) the sum of (A) $900,000, plus (B) the amount of his 2020 AIP award as determined by the Board (disregarding any proration for his partial year of employment in 2020), over (ii) the sum of (A) the amount of base salary paid to Mr. Wieland during 2020, plus (B) his prorated annual incentive bonus under the 2020 AIP plus (C) the base salary and cash bonus amounts actually paid or payable to him in respect of the 2020 calendar year from Bain Capital. In February 2021, the Board of Constellation (BC) S.á.r.l. determined that the performance targets had been satisfied and that the amount of Mr. Wieland’s additional cash bonus payable was $451,273.

(6) Mr. Redaelli no longer participates in the defined benefits plan as he transferred his balance to a defined contribution plan. The present values of Mr. Verheul’s accumulated benefits as of December 31, 2021 were calculated in conformity with generally accepted accounting principles, based on the following assumptions for the Former DB Plan: for the Guarantee Pension Module of Pension Plan 2006 of Pension Fund Pensura, a fixed discount rate of 1.21%, indexation based on the pension fund’s recovery plan including catch-up indexation and assumed long-term inflation of 2.00%, recent mortality rates and a retirement age of 67. For the Jubilee Plan a discount rate of 0.70% is applied and in addition an annual general wage increase of 2.50%, disability, mortality and turnover rates apply. We used the average exchange rate for 2021, as reported by the Federal Reserve Bank of New York, to convert the values from Euros into U.S. dollars.

(7)All other compensation for 2021 includes the following:

Name	Year	Global Mobility Expenses ($)	Automobile Allowance ($)(c)	401(k) Match ($)	Retirement Contributions ($)	Tax Equalization and Gross Up Payments ($)	Total ($)
Philip Wieland	2021	—	14,518	—	—	—	14,518
Todd Herndon	2021	76,060(a)	—	17,400(d)	—	20,472.27(g)	113,932
Sinéad Kwant	2021	—	19,260		17,250(e)		36,510
Gaetano Redaelli	2021	3,750(b)	14,954	—	48,522(e)		67,226
Rudolf Verheul	2021	—	9,081	—	21,163(f)	—	30,244

(a)This amount reflects the aggregate amount of reimbursements made to Mr. Herndon in connection with his relocation to a new residence within commuting distance of the Company’s headquarters.

(b)This amount represents payment for preparation of Mr. Redaelli’s income tax filings.

(c)The amounts in this column represent the automobile allowances that certain of our NEOs received. Mr. Wieland’s automobile allowance was paid in Pounds Sterling, and the automobile allowances for Ms. Kwant and Messrs. Redaelli and Verheul were paid in Euros. The amounts in Pounds Sterling were converted into U.S. dollars using the Bloomberg GBP to US$ FX rate effective December 31, 2021 and the amounts in Euros were converted into U.S. dollars using the Bloomberg Euro to US$ FX rate effective December 31, 2021.

(d)This amount represents the matching contributions we made to Mr. Herndon’s 401(k) retirement savings plan account.

(e)The amount reported for Ms. Kwant represents our contributions to her defined contribution pension plan, and the amount reported for Mr. Redaelli represents our contributions on his behalf to the Previndai statutory pension scheme and Azimut statutory pension scheme. These amounts were paid in Euros and were converted into U.S. dollars using the Bloomberg Euro to US$ FX rate effective December 31, 2021.

(f) This amount represents employer contributions to Mr. Verheul’s defined contribution plan.

(g)This amount reflects the tax gross-up made to Mr. Herndon in connection with his relocation in 2021.

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EXECUTIVE COMPENSATION MATTERS

Grants of Plan-based Awards – 2021

This table shows grants of plan-based awards made to the Company’s NEOs during 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Philip Wieland	March 29, 2021
Restricted Share Units		66,666(1)	1,000,000
Todd Herndon	March 29, 2021
Restricted Share Units		66,666(1)	1,000,000
Sinéad Kwant	March 29, 2021
Restricted Share Units		66,666(1)	1,000,000
Gaetano Redaelli	March 29, 2021
Restricted Share Units		16,666(1)	250,000
Rudolf Verheul	March 29, 2021
Restricted Share Units		66,666(1)	1,000,000

(1)These RSUs will fully vest on December 31, 2023 subject to the NEO’s continued employment through the applicable vesting date and the terms and conditions of the relevant award agreement.

Outstanding Equity Awards at Year End

The following table presents information with respect to outstanding equity awards held by our NEOs as of December 31, 2021.

Share Awards
Name	Equity Incentive Plan: Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market value of unearned shares, units or other rights that have not vested ($)
Philip Wieland(1)(2)	2,694,051	35,857,818
Todd Herndon(3)(4)	815,969	10,860,547
Sinéad Kwant(5)(6)	271,235	3,610,137
Gaetano Redaelli(7)(8)	95,079	1,265,501
Rudolf Verheul(9)(10)	116,120	1,545,557

(1)On July 16, 2020, Mr. Wieland received an award of MEIP Shares, and any MEIP Shares that were unvested as of the consummation of our initial public offering were converted into restricted ordinary shares. 2/7ths of this award vested on January 1, 2021, such that 5/7ths of this award remained unvested as of December 31, 2021. Following December 31, 2021, this award vests as follows, in each case, subject to Mr. Wieland’s continued employment through the applicable vesting date: (i) 2/7ths on January 1, 2022; (ii) 2/7ths on January 1, 2023; and (iii) the final 1/7th on July 1, 2023.

(2)On March 29, 2021, Mr. Wieland received an award of 66,666 restricted share units, which award vests in full on December 31, 2023, subject to his continued employment through the vesting date.

(3)On December 6, 2019, Mr. Herndon received an award of MEIP Shares, and any MEIP Shares that were unvested as of the consummation of our initial public offering were converted into restricted ordinary shares. 33⅓% of this award vested on each of November 18, 2020 and November 18, 2021, and the final 33⅓% of this award vests on November 18, 2022, subject to Mr. Herndon’s continued employment through such vesting date.

(4)On March 29, 2021, Mr. Herndon received an award of 66,666 restricted share units, which award vests in full on December 31, 2023, subject to his continued employment through the vesting date.

EXECUTIVE COMPENSATION MATTERS

56	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

(5)On October 21, 2020, Ms. Kwant received an award of MEIP Shares, and any MEIP Shares that were unvested as of the consummation of our initial public offering were converted into restricted ordinary shares. 20% of this award vested on September 6, 2021, and thereafter this awards vests in 20% increments on September 6 of each subsequent year, and the final 20% of this award vests on September 6, 2025, subject to Ms. Kwant’s continued employment through such vesting date.

(6)On March 29, 2021, Ms. Kwant received an award of 66,666 restricted share units, which award vests in full on December 31, 2023, subject to her continued employment through the vesting date.

(7)On June 4, 2018, Mr. Redaelli received an award of MEIP Shares, and any MEIP Shares that were unvested as of the consummation of our initial public offering were converted into restricted ordinary shares. 20% of this award vested on each of September 6, 2018, September 6, 2019, September 6, 2020 and September 6, 2021, and the final 20% of this award vests on September 6, 2022, subject to Mr. Redaelli’s continued employment through such vesting date.

(8)On March 29, 2021, Mr. Redaelli received an award of 16,666 restricted share units, which award vests in full on December 31, 2023, subject to his continued employment through the vesting date.

(9)On June 4, 2018, Mr. Verheul received an award of MEIP Shares, and any MEIP Shares that were unvested as of the consummation of our initial public offering were converted into restricted ordinary shares. 20% of this award vested on each of September 6, 2018, September 6, 2019, September 6, 2020 and September 6, 2021, and the final 20% of this award vests on September 6, 2022, subject to Mr. Verheul’s continued employment through such vesting date.

(10)On March 29, 2021, Mr. Verheul received an award of 66,666 restricted share units, which award vests in full on December 31, 2023, subject to his continued employment through the vesting date.

Shares Vested – 2021

This table shows shares vested for the NEOs during 2021. No share options were granted.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Philip Wieland(1)	1,050,954	15,764,310
Todd Herndon(2)	1,498,604	21,197,754
Sinéad Kwant(3)	51,142	867,880
Gaetano Redaelli(4)	313,649	4,881,168
Rudolf Verheul(5)	197,816	3,078,512

(1)On January 1, 2021, Mr. Wieland vested in 561,901 of his MEIP Shares. The value realized on vesting was determined by multiplying (i) the number of MEIP Shares that vested by (ii) $41.07, which is the value per MEIP Share established an independent third party valuation conducted as of December 31, 2020. On March 29, 2021, Mr. Wieland vested in a portion of his MEIP shares, and upon vesting, these vested MEIP shares were converted into 1,050,954 unrestricted ordinary shares. The value realized on conversion was determined by multiplying (i) the number of unrestricted ordinary shares by (ii) $15.00, which is the closing price of an ordinary share as of March 29, 2021.

(2)On March 29, 2021, Mr. Herndon vested in 749,302 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $15.00, which is the closing price of an ordinary share as of March 29, 2021. On November 18, 2021, Mr. Herndon vested in an additional 749,302 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $13.29, which is the closing price of an ordinary share as of November 18, 2021.

(3)On September 7, 2021, Ms. Kwant vested in 51,142 of her restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $16.97, which is the closing price of an ordinary share as of September 7, 2021.

(4)On March 29, 2021, Mr. Redaelli vested in 235,237 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $15.00, which is the closing price of an ordinary share as of March 29, 2021. On September 6, 2021, Mr. Redaelli vested in an additional 78,412 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $17.25, which is the closing price of an ordinary share as of September 6, 2021.

(5) On March 29, 2021, Mr. Verheul vested in 148,362 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $15.00, which is the closing price of an ordinary share as of March 29, 2021. On September 6, 2021, Mr. Verheul vested in an additional 49,454 of his restricted ordinary shares. The value realized on vesting was determined by multiplying (i) the number of restricted ordinary shares that vested by (ii) $17.25, which is the closing price of an ordinary share as of September 6, 2021.

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EXECUTIVE COMPENSATION MATTERS

Pension Benefits

Name	Plan Name	Years of Service (#)	Present Value of Accumulated Benefit ($)
Rudolf Verheul(1)	Guarantee Pension Module of Pension Plan 2006 of Pension Fund Pensura	25	2,071,041
	Jubilee Plan	36	55,388

(1)The present values of Mr. Verheul’s accumulated benefits as of December 31, 2021 were calculated in conformity with generally accepted accounting principles, based on the following assumptions: (i) for the Guarantee Pension Module of Pension Plan 2006 of Pension Fund Pensura, a discount rate of 1.21%, indexation based on the pension fund’s recovery plan and assumed long-term inflation of 2.00%, recent mortality rates and a retirement age of 67, and (ii) for the Jubilee Plan, a discount rate of 0.70% is applied, and in addition to an annual general wage increase of 2.50%, and disability, mortality and turnover rates apply. We used the average exchange rate for 2021, as reported by the Federal Reserve Bank of New York, to convert the values from Euros into U.S. dollars.

Employment Agreements and Offer Letters

During 2021, we were party to employment agreements with Messrs. Wieland and Herndon and Ms. Kwant and offer letters with Messrs. Redaelli and Verheul, in each case, the key terms of which are described below.

Mr. Wieland

Mr. Wieland’s employment agreement provides for an employment term that commenced on July 14, 2020 and will continue until terminated upon either party’s prior written notice of not less than six months (which notice period shall not apply in the event of a termination by the Company for “cause” or by Mr. Wieland for “good reason” (as each is defined in his employment agreement and summarized below)) and generally describes his health, welfare and other employee benefits.

Mr. Herndon

Mr. Herndon’s employment agreement provides for an initial five-year employment term (which commenced on November 18, 2019), with automatic one-year extensions thereafter, unless either party provides notice of non-renewal at least 60 days prior to expiration of the term, and generally describes his health, welfare and other employee benefits. Mr. Herndon’s employment agreement also references his MEIP award (which is described and discussed below).

In 2021, Mr. Herndon relocated from his primary residence in the Milwaukee, Wisconsin area to the Charlotte, North Carolina metropolitan area and in so doing participated in the Company’s relocation program.

Ms. Kwant

Ms. Kwant’s employment agreement provides for an indefinite term, which commenced on September 7, 2020 and may be terminated by giving notice of not less than three months.

The following is a summary of the material terms of each employment agreement:

Executive	Base Salary	Annual Incentive(2)	Severance(3)	Restrictive Covenants(4)
Philip Wieland Chief Executive Officer	$900,000	Target: 100% Maximum: 200% of Target

An amount (which is inclusive of employee statutory redundancy pay and any payments or benefits in lieu of notice under UK law or our policies or practices) equal to the sum of his (i) base salary and (ii) target annual incentive opportunity, payable either in a lump sum or in ratable installments over the 12-month post-termination period

				Yes

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58	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Executive	Base Salary	Annual Incentive(2)	Severance(3)	Restrictive Covenants(4)
Todd Herndon Chief Financial Officer	$600,000	Target: 80% Maximum: 200% of Target

An amount equal to the sum of his (i) base salary and (ii) target annual incentive opportunity, payable in ratable installments over the 12-month post- termination period

12 months of Company- subsidized COBRA coverage (terminable earlier if he obtains other employment that offers group health benefits)

				Yes
Sinéad Kwant President, Western Europe	$458,819(1)	Target: 50% Maximum: 200% of Target	An amount equal to the sum of her (i) base salary and (ii) target annual incentive opportunity, payable in ratable installments over the 12-month post- termination period	Yes

(1) Ms. Kwant’s base salary as set forth in her employment agreement is €405,000. The amount set forth in this table was converted from Euros to U.S. dollar using the Bloomberg Euro to US$ FX rate effective December 31, 2021.

(2)Target annual incentive target opportunity is expressed as a percentage of the NEO’s base salary.

(3) Severance is due upon a termination of the NEO’s employment by the Company without “cause” (including due to the Company’s non-renewal of the employment term, in the case of Mr. Herndon) or by Mr. Wieland or Mr. Herndon for “good reason” (each as defined in his employment agreement and summarized below). If Mr. Wieland had been terminated on December 31, 2021, the cash severance amount would be equal to $1,800,000. If Mr. Herndon had been terminated on December 31, 2021, the cash severance amount would be equal to $1,098,000. If Ms. Kwant had been terminated on December 31, 2021, the cash severance amount would be equal to $681,239.

Mr. Herndon’s severance entitlement is subject to his execution and non-revocation of a release of claims and continued compliance with his restrictive covenants (as described in note (4) to this table below). In addition to the amounts set forth above, Mr. Herndon would also be entitled to his accrued benefits and reimbursement of any unreimbursed business expenses.

Mr. Herndon’s employment agreement includes a “best-net” cutback provision that provides that, in the event any payments and/or benefits provided under the employment agreement or any other arrangement with us or our affiliates constitute “parachute payments” within the meaning of Code Section 280G, then such payments and/or benefits will either be (i) provided to Mr. Herndon in full or reduced to the extent necessary to avoid the excise tax imposed by Code Section 4999, whichever results in Mr. Herndon receiving a greater amount on an after-tax basis.

For Mr. Wieland, “cause” generally means any of the following with respect to Mr. Wieland: (i) guilt of gross misconduct or commission of any material or (after warning) repeated or continued breach or non-observance of his obligations to Diversey or to any other company that was a subsidiary of Constellation (BC) S.á.r.l. (the Group) or refusal or neglecting to comply with any reasonable and lawful directions of the Diversey or the Board; (ii) guilt of any fraud or dishonesty or acting in a manner which, in the reasonable opinion of the Company, brings or is likely to bring Mr. Wieland, the Company or any member of the Group into disrepute or is materially adverse to the interests of the Company or any member of the Group; (iii) being, in the reasonable opinion of the Company, grossly negligent and/or incompetent in the performance of his duties, or failing to perform his duties to a satisfactory standard (having previously been given written notice of such failure (whether by means of routine appraisal or otherwise) and a reasonable opportunity to improve); (iv) guilt of a serious breach of any principles, rules, regulations or policies or any corporate governance code or guidelines applicable to Mr. Wieland or the Company or adopted by the Company from time to time; (v) commission of any criminal offense (other than a motor vehicle offense for which a noncustodial penalty may be imposed); (vi) facilitation of tax evasion: (vii) being or becoming disqualified from holding any office which Mr. Wieland holds in the Company or any member of the Group or resigning from such office without the prior written approval of the Board; (viii) failure to promptly report a notifiable data security breach of which Mr. Wieland is aware in accordance with the Group’s relevant policy then in place and legal obligations; (ix) becoming bankrupt or making any arrangement with or for the benefit of Mr. Wieland’s creditors or have a county court administration order made against him under the County Court Act of 1984; or (x) commission of a Material Breach (as defined therein, which includes a material breach by Mr. Wieland of (A) certain provisions of the employment agreement or (B) any non-compete, non-solicit, non-disparagement or confidentiality covenants in favor of any member of the Group.

For Mr. Wieland, “good reason” generally means any of the following occurring without his written consent: (i) reduction in base salary; (ii) reduction in target annual incentive opportunity; (iii) a material and adverse change in title, authority, or duties; or (iv) material breach by any member of the Group of any agreement between Mr. Wieland and such member of the Group. In order to resign for “good reason,” Mr. Wieland must provide written notice to the Company of the circumstances constituting grounds for “good reason” within 90 days of their first occurrence, at which time the Company will have 30 days to cure the circumstances. If the Company fails to cure within such 30-day period, Mr. Wieland must resign within 30 days after the end of the cure period or waive his right to resign for Good Reason on the basis of such circumstances.

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EXECUTIVE COMPENSATION MATTERS

For Mr. Herndon, “cause” generally means any of the following with respect to Mr. Herndon, subject to a five business day cure opportunity in the case of clauses (iv) through (vii): (i) gross negligence or willful misconduct in the performance of his duties; (ii) indictment for, conviction of or plea of guilty or no contest to (A) any felony or (B) any crime involving moral turpitude; (iii) commission of any willful act or omission involving theft or fraud with respect to us or our customers, suppliers or vendors; (iv) reporting to work intoxicated or under the influence or illegal drugs, or other willful conduct causing us public disgrace; (v) repeated failure to perform duties after written notice from our board; (vi) willful breach of fiduciary duty; or (vii) material breach of the employment agreement.

For Mr. Herndon, “good reason” generally means any of the following occurring without his written consent: (i) reduction in base salary; (ii) reduction in target annual incentive opportunity; (iii) a material and adverse change in title, authority duties, reporting or responsibilities; (iv) involuntary relocation of more than 50 miles; (v) material breach of a material provision of the employment agreement; or (vi) the failure of a successor to assume in writing (or by operation of law) the employment agreement upon consummation of a merger, sale or similar transaction. In order to resign for “good reason,” Mr. Herndon must provide written notice to the Company of the circumstances constituting grounds for “good reason” within 30 days of their first occurrence, at which time the Company will have 30 days to cure the circumstances. If the Company fails to cure within such 30-day period, Mr. Herndon must resign within 30 days after the end of the cure period or waive his right to resign for Good Reason on the basis of such circumstances.

(4)Mr. Wieland’s employment agreement provides for the following restrictive covenants: (i) perpetual confidentiality, (ii) assignment of inventions and (iii) non-competition and non-solicitation for 12 months following termination of employment (less any period of “garden leave”). Mr. Herndon’s employment agreement provides for the following restrictive covenants: (i) perpetual confidentiality, (ii) assignment of inventions and (iii) non-competition and non-solicitation during employment and for 12 months following termination of employment. Ms. Kwant’s employment agreement provides for the following restrictive covenants: (i) perpetual confidentiality, (ii) assignment of inventions and (iii) non-competition and non-solicitation for 12 months following termination of employment.

Mr. Redaelli and Mr. Verheul

During 2021, we were party to offer letters with Messrs. Redaelli and Verheul. The offer letters generally set forth their positions and initial compensation and benefit terms. The offer letters do not provide for severance, but Messrs. Redaelli and Verheul are entitled to severance in the event of a termination without “cause,” with Mr. Redaelli’s severance determined pursuant to Italy’s statutory severance rules (which entitle him to an amount equal to the sum of (i) 42 months of his base salary and (ii) his target annual incentive), and Mr. Verheul’s severance determined pursuant to the negotiated arrangement with the local works council (which entitles him to an amount equal to the sum of (i) his base salary and (ii) average annual incentive paid for the three fiscal years immediately preceding his termination).

Pay Ratio Disclosure

We became subject to public company reporting requirements following our IPO in March 2021. Due to applicable transition relief, we are not required to provide the pay ratio disclosure required by Item 402 of Regulation S-K in this Proxy Statement. We will be subject to such requirements with respect to compensation paid in 2022, which is the first fiscal year following the year in which we became a reporting company.

Payments upon Termination or Change in Control

The employment agreements with each of Messrs. Wieland and Herndon and Ms. Kwant provide for severance in the event of a termination without “cause” or resignation for “good reason,” as set forth in the table below and as described below.

Messrs. Redaelli and Verheul are entitled to severance in the event of a termination without “cause,” as set forth in the table below. Mr. Redaelli’s severance amount reflects his entitlement under Italy’s statutory severance rules, and Mr. Verheul’s severance amount reflects his entitlement negotiated with the local works council

In the event of a change in control, the People Resources Committee may, in its discretion, provide for any or all of the following actions with respect to equity awards granted to our NEOs: (i) awards may be continued, assumed or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the price per ordinary share paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised share options and share appreciation rights may be terminated prior to the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All awards will be equitably adjusted in the case of the division of shares and similar transactions.

EXECUTIVE COMPENSATION MATTERS

60	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

The following table sets forth the expected benefits to be received by each NEO in each of the noted termination scenarios. This table assumes a termination date of December 31, 2021, except where otherwise noted. For purposes of this table, “involuntary termination” means a termination without “cause,” provided, that, for Messrs. Wieland and Herndon, an “involuntary termination” also includes a resignation for “good reason.”

Name	Cash ($)	Equity ($)
Philip Wieland(1)
Involuntary termination	1,800,000	—
Change in control	—	35,857,818
Involuntary termination after change in control	1,800,000	—
Todd Herndon(2)
Involuntary termination	1,098,000	—
Change in control	—	10,860,547
Involuntary termination after change in control	1,098,000	—
Sinéad Kwant(3)
Involuntary termination	688,228	—
Change in control	—	3,610,137
Involuntary termination after change in control	688,228	—
Gaetano Redaelli(4)
Involuntary termination	1,667,248	—
Change in control	—	1,265,501
Involuntary termination after change in control	1,667,248	—
Rudolf Verheul(5)
Involuntary termination	608,603	—
Change in control	—	1,545,557
Involuntary termination after change in control	608,603	—

(1)As described above, pursuant to his employment agreement, Mr. Wieland would receive an amount equal to the sum of his (i) base salary and (ii) target annual incentive

(2)As described above, pursuant to his employment agreement, Mr. Herndon would receive (i) an amount equal to the sum of his (A) base salary and (B) target annual incentive opportunity and (ii) 12 months of Company-subsidized COBRA coverage (terminable earlier if he obtains other employment that offers group health benefits). For purposes of this disclosure, we have assumed that Mr. Herndon would receive all 12 months of Company-subsidized COBRA coverage, in the amount of $1,500 per month.

(3)As described above, pursuant to her employment agreement, Ms. Kwant would receive (i) an amount equal to the sum of her (A) base salary and (B) target annual incentive opportunity.

(4)Upon Mr. Redaelli’s involuntary termination without “cause,” he would receive an amount equal to the sum of (i) 42 months of his base salary and (ii) his target annual incentive.

(5)Upon Mr. Verheul’s involuntary termination without “cause,” he would receive an amount equal to the sum of his (i) base salary and (ii) average annual incentive paid for the three fiscal years immediately preceding his termination.

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EXECUTIVE COMPENSATION MATTERS

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

Our ordinary shares trade on Nasdaq under the ticker symbol “DSEY.” The following table shows information regarding the beneficial ownership of our ordinary shares, which is our only class of shares outstanding, as of March 15, 2022, unless otherwise stated in a footnote to the table below, by each person or entity known by us to beneficially own more than five percent (5%) of our ordinary shares, by our directors, by our NEOs and by all our directors and executive officers as a group. For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee share options granted by the Company) within 60 days. Unless otherwise indicated, the address of each of the beneficial owners is c/o Diversey Holdings, Ltd., c/o 1300 Altura Road, Suite 125, Fort Mill, South Carolina, 29708. As of March 15, 2022, there were 324,190,738 ordinary shares outstanding.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
5% SHAREHOLDERS
Bain Capital(1)	236,561,159	72.97%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Philip Wieland	4,234,612	1.31%
Todd Herndon	2,675,439	*
Sinéad Kwant	255,711	*
Gaetano Redaelli	491,393	*
Rudolf Verheul	294,740	*
Kenneth Hanau(2)	—	*
Eric Foss	605,732(3)	*
Michel Plantevin	—	*
Juan Figuereo	7,666(4)	*
Selim Bassoul	176,332(5)	*
Rodney Hochman, M.D.	2,890(6)	*
Robert Farkas	—	*
Susan Levine	—	*
Jonathon Penn	—	*
Katherine Zanotti	—	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (17 PERSONS)	10,120,307	3.12%

*Represents beneficial ownership of less than 1%

(1)Represents ordinary shares held by BCPE Diamond Investor, LP, a Delaware limited partnership. Fund XI, is the sole member of BCPE Diamond GP, LLC, a Delaware limited liability company (BCPE Diamond GP), which is the general partner of the BCPE Diamond Investor, LP. Bain Capital Partners XI, L.P., a Cayman Islands exempted limited partnership (Partners XI), is the general partner of Fund XI. Bain Capital Investors, LLC, a Delaware limited liability company (BCI and collectively with the BCPE Diamond Investor, LP, BCPE Diamond GP, Fund XI and Partners XI, the Bain Capital Entities), is the general partner of Partners XI. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Diamond Investor, LP. Voting and investment decisions with respect to securities held by the Bain Capital Entities are made by the managing directors of BCI. The address of each of the Bain Capital Entities is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

EXECUTIVE COMPENSATION MATTERS

62	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

(2)Does not include shares held by BCPE Diamond Investor, LP. Mr. Hanau, who is a member of our board of directors, is a managing director of BCI, and as a result, and by virtue of the relationships described in footnote 1 above may be deemed to share beneficial ownership of the shares beneficially owned by the Bain Capital Entities. The address for Mr. Hanau is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)Includes 8,333 ordinary shares issuable upon vesting of 8,333 RSUs that vest on March 29, 2022.

(4)Represents 7,666 ordinary shares issuable in connection with 7,666 deferred RSUs held by Mr. Figuereo. Mr. Figuereo has the right to be issued the ordinary shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

(5)Includes 26,333 ordinary shares issuable in connection with 26,333 deferred RSUs held by Mr. Bassoul and 16,666 ordinary shares issuable to Mr. Bassoul upon vesting of 16,666 RSUs on March 29, 2022. Mr. Bassoul has the right to be issued the ordinary shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

(6)Includes 2,890 ordinary shares issuable in connection with 2,890 deferred RSUs held by Mr. Hochman. Mr. Hochman has the right to be issued the ordinary shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our ordinary shares to file initial reports of ownership and changes in ownership with the SEC. The reporting directors, officers, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to Diversey and on written representations made by its directors and such covered officers, the Company believes that all of the Company’s directors and executive officers have complied with all Section 16(a) filing requirements with respect to 2021.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 for ordinary shares of the Company that may be issued under our 2021 Plan. See Note 18 to our consolidated financial statements included in our 2021 Annual Report filed with the SEC on March 11, 2022 for further information related to this plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Plan Category	A	B	C
Equity compensation plans approved by security holders	9,478,774	—	5,532,699
Equity compensation plans not approved by security holders	—	—	—

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AUDIT MATTERS

Proposal 4 – Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2022

Ernst & Young served as auditor of the financial statements of the Company for the fiscal year ending December 31, 2021 and currently is serving as the Company’s independent registered public accounting firm. The Board, upon recommendation of the Audit Committee, believes that the retention of Ernst & Young as our independent registered public accounting firm is in the best interests of the Company and its shareholders and so desires to continue the services of Ernst & Young for the entire fiscal year ending December 31, 2022. Accordingly, the Board will recommend at the 2022 Annual Meeting that the shareholders ratify, by way of an ordinary resolution, the appointment by the Board of Ernst & Young to audit the financial statements of the Company for the current fiscal year ending December 31, 2022. Representatives of that firm are expected to be available at the 2022 Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by shareholders is not required by our Articles or applicable law, the Board has determined that requesting ratification by shareholders of its selection of Ernst & Young as our independent registered public accounting firm is a matter of good corporate practice. The votes cast “for” this proposal must exceed the votes cast “against” this proposal for this proposal to pass. In the event the shareholders do not ratify the appointment of Ernst & Young, the appointment will be reconsidered by the Board. Even if the selection is ratified, the Board, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

We are asking our shareholders to indicate their support for the ratification of Ernst & Young as the Company’s independent registered public accounting firm for 2022 by voting “FOR” the following resolution:

“RESOLVED, as an Ordinary Resolution, that the appointment of the Company’s auditors, Ernst & Young LLP, for the year ending December 31, 2022, be CONFIRMED, RATIFIED AND APPROVED IN ALL RESPECTS.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

AUDIT MATTERS

64	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has the authority to pre-approve all audit and permitted non-audit and tax services provided by the Company’s independent auditor or other registered public accounting firms as and to the extent required by the rules of Nasdaq or the Securities Exchange Act of 1934, as amended (the Exchange Act) and the Sarbanes-Oxley Act of 2002 in accordance with any pre-approval policy adopted by the Audit Committee, and establish any other necessary policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC and Public Company Accounting Oversight Board (PCAOB) rules and to review such pre-approval policies at least quarterly. At this time, the Audit Committee annually pre-approves all audit and permitted non-audit and tax services provided by the Company’s independent auditor or other registered public accounting firms and has not adopted any interim per-approval policy. These services may include audit services, audit-related services, tax services and other services and are pre-approved in the following method. The Chair of the Audit Committee (or any Audit Committee member if the Chair is unavailable) may pre-approve such services in between meetings of the Audit Committee, provided that the Chair (or such other Committee member) must disclose all such pre-approved services to the Audit Committee at the scheduled meeting following the pre-approval and in accordance with any other procedures set forth in any pre-approval policy adopted by the Audit Committee.

Fees Paid to Our Independent Registered Accounting Firm

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and December 31, 2020, respectively, and for certain of its non-public affiliates for the fiscal year ended December 31, 2020. The fees and expenses for services rendered in the past two fiscal years are set forth in the table below. After the establishment of the Audit Committee concurrent with the IPO, the Audit Committee pre-approved 100% of these services undertaken.

Type of Fees	2021	2020	Total
Audit Fees(1)	$3,908,000	$5,035,000	$8,943,000
Audit-Related Fee(2)	$415,500	$158,000	$573,500
Tax Fees(3)	$1,192,000	$1,365,000	$2,557,000
All Other Fees	—	—	—
Total Fees	$5,515,500	$6,558,000	$12,073,500

(1)Audit fees consist of the fees and expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of quarterly financial statements, statutory audits required internationally and related services. Audit fees also include fees and expenses for services associated with securities and debt offerings and filing registration statements with the Commission.

(2)Audit-related fees consist of the fees and expenses for attest and related services that are not required under securities laws, audits of certain benefit plans and affiliated entities, and other services pertaining to accounting and financial reporting matters.

(3)Tax fees consist of the fees and expenses for tax compliance, primarily the preparation of original and amended tax returns, assistance with tax audits and related services, and tax advisory services.

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AUDIT MATTERS

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of, and reports to, the Board. The Audit Committee has oversight of: (a) the integrity of the Company’s financial statements and related systems of internal controls over financial reporting and disclosures, (b) compliance with legal and regulatory requirements, the Company’s Code of Ethics for Senior Officers and Related Party Transactions Policy, (c) the Company’s independent auditor’s qualifications and independence and (d) the performance of the Company’s independent auditor and internal audit function. A more complete description of the duties and responsibilities of the Audit Committee is set forth in the Audit Committee’s charter, which has been adopted by the Board. A copy of the Audit Committee Charter can be found in the Company’s website at www.diversey.com, in the “Governance” tab under the “Investor Relations” section.

Management of the Company has the primary responsibility for the financial reporting process (including establishing and maintaining adequate internal financial controls) and for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles. Ernst & Young, the Company’s independent registered public accounting firm for 2021, is responsible for auditing those financial statements.

The Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2021. The Audit Committee has discussed with Ernst & Young  the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has reviewed and approved the compatibility of Ernst & Young providing both audit and non-audit services to the Company and its affiliates with Ernst & Young’s independence. The Audit Committee has also reviewed and approved, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the audited financial statements as at and for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:

Juan Figuereo (Chair)
Selim Bassoul
Rodney Hochman, M.D.
Katherine S. Zanotti

Dated: March 23, 2022

MEETING INFORMATION

66	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

How to Attend the 2022 Annual Meeting

In Person:

Registered shareholders may be admitted to the 2022 Annual Meeting upon providing an acceptable form of picture identification and the 11-digit control number found on your Notice of Internet Availability of Materials, proxy card or voter instruction form. This number can be found on the proxy card or the Notice of Internet Availability of Materials printed in the box in the section labeled “Control Number.” If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your brokerage statement or voter instruction form which shows your ownership of such shares as of the record date, along with government issued picture identification, to the meeting. We will use your brokerage statement or voter instruction form to verify your ownership of ordinary shares, and if your ownership as of the record date is verified, admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the 2022 Annual Meeting. If you personally attend, subject to the meeting Rules of Conduct, you will be able to submit questions and vote your shares during the meeting by written ballot or through the online portal. The meeting Rules of Conduct will be available at the meeting and in advance at https://www.astproxyportal.com/ast/24164.

Virtually:

To attend the meeting virtually via the online portal, please visit https://web.lumiagm.com/253675354. You can get to this site by inputting the website address directly or by scanning the QR code shown on the proxy card and Notice of Internet Availability of Materials. We have structured our virtual meeting to provide shareholders the same rights as if attending the meeting in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the Rules of Conduct for the meeting. To participate in the 2022 Annual Meeting, including submitting questions, you will need the 11-digit control number and password included on your Notice of Internet Availability of Materials or in your proxy card or voter instruction form. You will need to access the virtual meeting site and then input both your control number and password to attend the virtual meeting.

If you have any technical difficulties or any questions regarding the virtual meeting website or access, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information and updates to our Investor Relations website, ir.diversey.com and https://www.astproxyportal.com/ast/24164.

COVID-19

While we are providing our shareholders the opportunity to attend the 2022 Annual Meeting either in person at the Company’s offices or virtually via the online portal, we are actively monitoring the ongoing effects of COVID-19. We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. As a result, we may need to establish certain requirements for in-person attendance, including, but not limited to, limiting capacity and/or attendance at the meeting. In addition, if it is not possible or advisable to hold the 2022 Annual Meeting in person or we otherwise determine that alternative or additional arrangements are necessary, we will announce those arrangements as promptly as practicable. Please monitor our press releases, SEC filings and other notices, which can be found under the “Investor Relations” section on our website at www.diversey.com and at www.sec.gov for SEC filings. As always, we encourage you to vote your shares by proxy before the 2022 Annual Meeting regardless of whether you intend to attend in person or virtually.

Who Can Vote for Proposals Presented at the 2022 Annual Meeting

You are entitled to vote all ordinary shares of the Company that you held as of the close of business on March 15, 2022, the record date for voting at the 2022 Annual Meeting.

Determining the Total Number of Votes You Have

The Notice of Internet Availability of Materials or proxy card you have received indicates the number of ordinary shares that you own as a shareholder of record. That total number of shares will be shown as the middle number of a sequence of three numbers at the bottom of a proxy card and will additionally be shown in an online voting portal after you log on. The total number of shares you own as a shareholder of record in the Company will be the aggregate total number of shares shown on all of the Notices of Internet Availability of

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	67

MEETING INFORMATION

Materials and proxy cards which you have received, except for any multiples sent to a joint owner and/or to the same household. Each ordinary share is entitled to one vote with respect to each matter properly brought before the meeting.

Many of our shareholders hold their shares in more than one account and may receive separate Notices of Internet Availability of Materials or proxy cards for each of those accounts. Each such Notice of Internet Availability of Materials or proxy card therefore may represent only a portion of your total share ownership.

If shares you own are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are owned “beneficially” and are held in “street name” (such broker, bank or other holder of record, a Broker)), you will receive instructions from your Broker either in a voter instruction form or some other manner. Your Broker also will confirm the number of ordinary shares that you own beneficially.

Accordingly, the total number of votes that you will be eligible to cast for the 2022 Annual Meeting will be the total number of shares shown on all Notices of Internet Availability of Materials or proxy cards and voter instruction forms or other Broker instructions that you receive.

To ensure that all of your shares are represented at the 2022 Annual Meeting, we recommend that you vote all shares listed on each Notice of Internet Availability of Materials or proxy card and voter instruction form that you receive.

How Do I Vote for Proposals Presented at the 2022 Annual Meeting?

As a Beneficial Owner:

If your shares are held by your Broker, you should follow the voting instructions provided by your Broker who will confirm the number of ordinary shares that you own beneficially.

If you do not give instructions to your Broker, your Broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the advisory approval of the Company’s NEO compensation (Proposal 2) or the advisory vote on the preferred frequency of future shareholder advisory votes on the compensation of our NEOs (Proposal 3). Brokerage firms do, however, have the authority under applicable rules to vote shares on certain matters when their customers do not provide voting instructions, such as the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2022 (Proposal 4). We urge you to give instructions to your Broker regarding how you would like your shares to be voted.

As a Shareholder of Record:

If you are a shareholder of record, your vote can be submitted in one of three ways:

•in-person during the 2022 Annual Meeting by way of a written ballot,

•electronically during the 2022 Annual Meeting via the online portal, or

•by proxy prior to the 2022 Annual Meeting using the Internet, telephone or, if you received a printed copy of your proxy materials, by mail.

Further details about each of these voting methods may be found below.

Even if you plan to attend the 2022 Annual Meeting in person or virtually, the Board recommends you vote your shares by proxy.

What is a Proxy?

A proxy is a written authorization that you give to someone else prior to a meeting of shareholders to vote shares on your behalf under your instructions at a meeting of shareholders. This way, you can vote your shares without attending the 2022 Annual Meeting physically or virtually. The Company has selected Mr. Wieland, our CEO, and Mr. Herndon, our Chief Financial Officer, as persons designated as proxies to vote your shares in accordance with your instructions for the 2022 Annual Meeting, with full power of substitution and to authorize and direct proxyholders to vote at the 2022 Annual Meeting and act on other business, all as recommended by the Board.

MEETING INFORMATION

68	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

How Do I Vote My Shares by Proxy Prior to the 2022 Annual Meeting?

Voting Method	Instructions	Deadline
By Mail	Shareholders may vote their shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided with this Proxy Statement.

Shareholders voting by mail should return their proxy card promptly to ensure it is received by May 3, 2022, the day prior to the 2022 Annual Meeting. Any proxy cards received after this deadline has expired will be rejected and your vote will not be counted.

Internet

To vote your shares via the internet, go to the voting website, www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week. You will have the opportunity to confirm that your instructions have been properly recorded. The internet voting procedures are designed to authenticate shareholders through individual 11-digit control numbers and passwords. If you received a Notice of Internet Availability of Materials or proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

The deadline for voting by proxy through the voting website is 11:59 p.m. Eastern Time on May 3, 2022. Any attempt to vote after this deadline has expired will be rejected.
Telephone

You may vote by touch-tone telephone by either calling the toll-free number identified on your Notice of Internet Availability of Materials or proxy card or by calling the toll-free number for telephone voting identified on the proxy materials website and following the recorded instructions during the call. Telephone voting is available 24 hours a day, seven days a week.

The telephone voting deadline is 11:59 p.m. Eastern Time on May 3, 2022. Any vote submitted after this deadline has expired will be rejected.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board stated in this Proxy Statement. If any other matters are properly presented at the 2022 Annual Meeting for consideration, then the persons named as designated proxies on your proxy card will have discretion to vote for you on those matters. As of the date of the Notice of 2022 Annual Meeting of Shareholders, we knew of no other matters to be presented at the 2022 Annual Meeting.

Revocation of Proxies

You can change your vote or revoke your proxy and vote yourself at any time before voting commences at the 2022 Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina, 29708 that you have revoked your proxy; or (3) you can vote in person, virtually at the meeting, online or by phone (subject to the deadlines described above).

How to Vote Your Shares during the 2022 Annual Meeting

If you voted by proxy and also attend the 2022 Annual Meeting, either in person or virtually, you do not need to vote again at the 2022 Annual Meeting unless you wish to change your vote. We will provide notification during the meeting regarding the opening and closing of in-person and online voting.

In Person:

Written ballots will be provided for shareholders of record attending the 2022 Annual Meeting in person to cast their vote.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	69

MEETING INFORMATION

Via Online Portal:

For those attending the 2022 Annual Meeting virtually, you may vote electronically via the designated online portal. The portal will open for voting at 9:00 a.m. Eastern Time on the day of the 2022 Annual Meeting, Wednesday, May 4, 2022.

Voting Assistance

If you have questions about how to vote your shares, or need additional assistance, please contact AST who is assisting us in this process by mail at American Stock Transfer & Trust Company, LLC, c/o Shareholder Services, 6201 15th Avenue Brooklyn, NY 11219 or by email at help@astfinancial.com. Shareholders also may call AST at 800-937-5449 or 718-921-8124.

Requesting Written Copies of Proxy Materials and 2021 Annual Report

If you wish to receive a written copy of the proxy materials, you may access or request a copy by visiting https://www.astproxyportal.com/ast/24164, dialing 800-937-5449 or 718-921-8124, or emailing help@astfinancial.com. If requesting a written copy of the proxy materials, please be prepared to provide your control number, which can be found in your Notice of Internet Availability of Proxy Materials. If you wish to access a copy of the Company’s 2021 Annual Report, you may access a copy online at https://www.astproxyportal.com/ast/24164 or https://ir.diversey.com or request a copy by dialing 1-800-937-5449 or 718-921-8124, or by emailing help@astfinancial.com.

Quorum

A quorum of shareholders is necessary to transact business at the 2022 Annual Meeting. A quorum exists if the holders in aggregate of not less than a simple majority of all voting share capital of the Company are present either in person or by proxy at the meeting, which holders must include Bain Capital. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Broker Non-Votes

A broker non-vote occurs when a beneficial owner of shares held by a Broker fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a shareholders meeting. Brokers can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under Nasdaq listing rules, each of Proposals 1, 2 and 3 are “non-routine” matters, while Proposal 4 is a “routine” matter. Accordingly, your Broker may not vote your shares on Proposals 1, 2 and 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instruction.

Cost of this Proxy Solicitation

The cost of preparing, printing, uploading and/or mailing any hard copies of proxy materials and soliciting proxies is paid for by the Company. We will also request Brokers to forward proxy materials to the beneficial owners of the Company’s ordinary shares as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. We also have retained D.F. King & Co., 48 Wall Street, New York, NY 10005, to aid in the solicitation. For these and related advisory services, we will pay D.F. King a fee of $15,000 and reimburse them for certain out-of-pocket disbursements and expenses. In addition, we have retained AST to provide annual meeting and proxy services and virtual shareholder meeting services for a fee of $15,500. In addition, directors, officers and employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone, facsimile or electronic means. Your cooperation in promptly voting your shares will help to avoid additional expense.

MEETING INFORMATION

70	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Summary of Proposals to be Voted on

The following table lists the proposals to be voted on, the Board’s recommendation, the vote required for approval of each proposal and the effect of abstentions and broker non- votes:

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes
Election of Directors (Proposal One)	FOR the election of each director nominee	Majority of votes cast	No effect	No effect
Non-Binding Advisory Vote on Compensation of NEOs (Proposal Two)	FOR	Non-Binding Advisory Vote The Company will consider the non-binding advisory vote to be approved if a majority of votes cast approve the compensation of the Company’s NEOs.	No effect	No effect
Non-Binding Advisory Vote on the Preferred Frequency of Future Shareholder Votes on the Compensation of NEOs (Proposal Three)	EVERY YEAR

Non-Binding Advisory Vote

The Company will consider the non-binding advisory vote to be approved if a majority of votes cast approve a preferred frequency of future shareholder votes on the compensation of the Company’s NEOs.

			No effect	No effect
Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2022 (Proposal Four)	FOR	Majority of votes cast	No effect	Not Applicable

What is required for each proposal to be approved?

Proposal 1: Election of Directors

Nominees receiving a majority of votes cast “for” their election will be elected as a director. To receive a simple majority, the votes cast “for” a nominee must exceed the votes cast “against” for such nominee.

Abstentions and broker non-votes (as described above) are not considered “votes cast” and therefore will have no effect on the outcome of this proposal.

If shareholders do not approve the election of a nominee, this would trigger a vacancy on the Board. In accordance with the Company’s Articles, the Board can appoint a nominee, including the same nominee who did not receive a majority of votes, to fill the vacancy so that the same director would continue to serve on the Board to fill such vacancy until a successor, if any, is elected or appointed, or such director’s earlier death, disability, resignation, retirement, disqualification or removal.

If for some reason any of the Board’s director nominees are unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. As of the date of this Proxy Statement, we know of no reason why any of the Board’s nominees would be unable or unwilling to serve as a director if elected.

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MEETING INFORMATION

Proposal 2: Non-Binding Advisory vote on the approval of the Company’s NEO compensation

The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the compensation of our NEOs. Because your vote is advisory, it will not be binding on the Board. However, the Board and the People Resources Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Abstentions and broker non-votes do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”

Proposal 3: Non-Binding Advisory vote on the preferred frequency of future shareholder advisory votes on the compensation of the Company’s NEOs

The frequency of future advisory votes on the compensation of our NEOs receiving a majority of votes cast, one year, two years, or three years, will be considered by us as the frequency that has been approved, on an advisory basis, by our shareholders. As an advisory vote, this proposal is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of the shareholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

Abstentions and broker non-votes do not constitute a vote for any of the alternatives and will be disregarded in the calculation of “votes cast.”

Proposal 4: Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2022

The affirmative vote of a majority of votes cast by shareholders present in person or represented by proxy and entitled to vote on the subject matter at the 2022 Annual Meeting will be required to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2022.

Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. Abstentions do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”

Other Matters

The 2022 Annual Meeting is called for the purposes set forth in the Notice of 2022 Annual General Meeting of Shareholders to be held May 4, 2022 as set forth above. The Board is not aware as of the date of this Proxy Statement of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2022 Annual Meeting. However, the enclosed proxy card confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the 2022 Annual Meeting and that are not known to our Board at the date of this Proxy Statement. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

2021 Annual Report

In addition to the Proxy Statement, proxy card and Notice of Internet Availability of Proxy Materials, a copy of the Company’s 2021 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and which is not part of the proxy soliciting material, is available on the Company’s website under the “Investor Relations” section and can be accessed at https://www.astproxyportal.com/ast/24164. The 2021 Annual Report is being furnished to our shareholders without the exhibits to the Form 10-K. The Company will provide at no charge a copy of the exhibits to any shareholder upon request. Shareholders may under some circumstances be responsible for the Company’s reasonable expenses in furnishing such exhibits.

Registered shareholders who previously have elected not to receive an annual report for a specific account may request Diversey to promptly mail the 2021 Annual Report to that account by writing to Secretary, at Secretary, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.

MEETING INFORMATION

72	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

Requirements for Submission of Shareholder Proposals for the 2023 Annual General Meeting of Shareholders

Shareholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2023 Annual General Meeting of Shareholders, other than for the nomination of directors, must submit such proposals in compliance with SEC Rule 14a-8 and such proposals must be received by us no later than November 23, 2022. If we change the date of the 2023 Annual General Meeting of Shareholders by more than 30 days from the anniversary of this year’s 2022 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by our Secretary) to our Secretary at Secretary, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina, 29708. Proposals must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholders intending to submit a proposal or nominate a director at our 2023 Annual General Meeting of Shareholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Articles. Our Articles require, among other things, that the Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2023 Annual General Meeting of Shareholders, our Secretary must receive the proposal or nomination no earlier than January 4, 2023 and no later than the close of business on February 3, 2023. However, if we change the date of the 2023 Annual General Meeting of Shareholders by more than 30 days before or after the anniversary of this year’s 2022 Annual Meeting, in the case of a proposal, other than the nomination of a director, the Board shall determinate a date a reasonable period prior to the Company’s annual general meeting by which the date a shareholder proposal or nomination must be delivered and publicize such date in a press release or filing with the SEC. The publication of this date will occur at least 10 days prior to the shareholder proposal or nomination deadline established by the Board. In the case of the nomination of a director, in the event less than one hundred thirty days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be so received no later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Proposals and nominations must contain the information required under our Articles, a copy of which is available upon request to our Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal or nomination.

In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must give timely notice thereof in writing to the Secretary at the address set forth above, that sets forth the information required by SEC Rule 14a-19, no later than 60 days before the anniversary date of the immediately preceding annual general meeting of shareholders. This means, that for our 2023 Annual General Meeting, our Secretary must receive notice no later than March 5, 2023.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of Diversey ordinary shares, your Broker may only deliver one copy of this Proxy Statement and the 2021 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. Each shareholder will continue to receive their own separate proxy card. Diversey will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the 2021 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and the 2021 Annual Report, now or in the future, should submit this request in writing to our Secretary, at Secretary, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708; or by contacting Diversey’s Investor Relations department at ir@diversey.com.

LINKS

Links to websites included in this Proxy Statement are provided solely for convenience of reference. Content on the websites for which links are provided, including but not limited to content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement	73

ANNEX A: NON-GAAP FINANCIAL MEASURES

Global Free Cash Flow

Global Free Cash Flow is a supplemental non-GAAP financial measure that tracks our cash generation and is used by management for the purposes of determining incentive compensation. We define Global Free Cash Flow as cash provided by (used in) operating activities less capital expenditures (including dosing and dispensing equipment), and cash proceeds from the securitization program and sale of property and equipment and other assets.

Our management believes Global Free Cash Flow is a useful indicator of the Company’s ability to internally pursue opportunities that enhance shareholder value and to service or incur additional debt. Our computations of Global Free Cash Flow may not be comparable to other similarly titled measures of other companies. Global Free Cash Flow should not be considered as an alternative to, or more meaningful than, cash provided by (used in) operating activities as determined in accordance with GAAP or as indicator of our operating performance or liquidity.

The following table reconciles cash provided by (used in) operating activities to Global Free Cash Flow for the periods presented:

(in millions)	Year Ended December 31, 2021
Cash provided by (used in) operating activities	(88.7)
Proceeds from sale of property and equipment and other assets	4
Dosing and dispensing equipment	(64.6)
Capital expenditures	(54.6)
Collection of deferred factored receivables	40.1
Global Free Cash Flow before Adjustments	(163.7)
Excluding one time impacts from IPO, not assumed in AOP
IPO LTIP	19.9
IPO Readiness	10
Management fee termination	11.9
Global Free Cash Flow	(121.9)

Adjusted EBITDA

This Proxy Statement references Adjusted EBITDA, which is a non-GAAP financial measure that we derive from EBITDA, which itself is derived from net income (loss), a GAAP financial measure. EBITDA consists of net income (loss) before income tax provisions (benefit), interest expense, interest income, depreciation and amortization. Adjusted EBITDA consists of EBITDA adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income and EBITDA that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

We consider EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes.

ANNEX A: NON-GAAP FINANCIAL MEASURES

74	Diversey 2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP.

The following table reconciles net income (loss) before income tax provision (benefit) to EBITDA and Adjusted EBITDA for the periods presented:

(in millions)	Year Ended December 31, 2021
Loss before income tax provisions	$ (149.5)
Interest expense	126.3
Interest income	(9.9)
Amortization expense of intangible assets acquired	96.7
Depreciation expense included in cost of sales	82.7
Depreciation expense included in selling, general and administrative expenses	8.1
EBITDA	154.4
Transition and transformation costs and non-recurring costs	52.3
Restructuring and exit costs	27.4
Foreign currency loss (gain) related to Argentina subsidiaries	(2.1)
Adjustment for tax indemnification asset	6.9
Merger and acquisition-related cost	1.2
Acquisition accounting adjustments	—
Bain Capital management fee	19.4
Non-cash pension and other post-employment benefit plan	(15.7)
Unrealized foreign currency exchange loss (gain)	12.9
Factoring and securitization fees	4.7
Share-based compensation	115.2
Tax receivable agreement adjustments	(10.1)
Gain on sale of business and investments	—
Loss on extinguishment of debt	15.6
Realized foreign currency exchange loss on debt refinancing	4.5
COVID-19 inventory charges	13.9
Other items	9.6
Consolidated Adjusted EBITDA	$ 410.1

Diversey's mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 99 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on social media.

www.diversey.com

All logos and trademarks are owned by or licensed to Diversey, Inc. © 2022 Diversey, Inc. All Rights Reserved.

0

DIVERSEY HOLDINGS, LTD.

Proxy for Annual General Meeting of Shareholders on May 4, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Philip Wieland and Todd Herndon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Ordinary Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Diversey Holdings, Ltd., to be held May 4, 2022 at our offices located at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708 and virtually at https://web.lumiagm.com/253675354 (password: diversey2022), and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

DIVERSEY HOLDINGS, LTD.

May 4, 2022

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The 2022 Proxy Statement and our 2021 Annual Report/10-K to shareholders are available at our website at https://ir.diversey.com and at https://www.astproxyportal.com/ast/24164

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

00003333304030000100 0	050422

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE,
“FOR” PROPOSALS 2 AND 4 AND FOR “1 YEAR” ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

1.	Election of Directors:
NOMINEES:
		FOR	AGAINST	ABSTAIN
	Philip Wieland	☐	☐	☐
	Kenneth Hanau	☐	☐	☐
	Rodney Hochman, M.D.	☐	☐	☐
	Jonathon Penn	☐	☐	☐
2.	Non-Binding Advisory Vote on Compensation of Named Executive Officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3.	Non-Binding Advisory Vote on the Preferred Frequency of Future Shareholder Votes on the Compensation of Named Executive Officers. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2022.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 4 and for 1 YEAR on Proposal 3.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.